AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE (this “Agreement”) is dated as of the Effective Date (as defined in Section 5(a) hereof) between LOGAN’S ROADHOUSE, INC., a Tennessee corporation, having an office at 3011 Armory Drive, Suite 300, Nashville, Tennessee 37204 (the “Seller”), and WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation, or its assigns (subject to the provisions of Section 21(l) hereof), having an office at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0174 (the “Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is willing to sell all of its rights, title and interests in that certain Property (as hereinafter defined) to Buyer, and Buyer is willing to purchase all of Seller’s rights, title and interests in the Property from Seller in an “as-is” condition, upon the terms and conditions hereinafter set forth; and

WHEREAS, the parties’ intent is for Seller to lease back the Property from Buyer upon the Closing (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Description of Property.Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following property and rights (excluding, specifically, any Personal Property (as hereinafter defined)):

(a)  those certain parcels of land as generally scheduled by street address, city, state and Seller’s store number in Exhibit A attached hereto (collectively, the “Land”);

(b)  all rights, privileges, and easements appurtenant to the Land, including, without limitation, all water and air rights, mineral rights, rights of way, roadways, parking areas, roadbeds, drainage rights, alleyways or other appurtenances used in connection with the Land and any after-acquired title or reversion relating to the Land (collectively, the “Appurtenant Rights”);

(c)  all improvements and fixtures now located on the Land and to the extent comprising real estate under applicable law, including, without limitation, any and all buildings, structures, parking areas, landscaping improvements and any outdoor seating areas, gazebos, patio areas or decks, and all permanently affixed apparatus and equipment required for the operation of such improvements and fixtures to the extent of Seller’s right, title and interests therein (and each of which are hereby agreed to be excluded from Personal Property) such as pumps, motors, machinery, treatment and storage facilities, heating and air conditioning systems, electrical and power systems, plumbing, pump, pipe and lifting systems, fire prevention and alarm systems, built-in vacuum and cleaning systems, affixed and installed refrigeration, ventilation, non-severable walk-in coolers, non-severable walk-in freezers, non-severable supply fans and exhaust fans, air ducts, built-in cook-top hoods and vents, built-in sinks, built-in countertops, affixed tanks, conduits, switchboards, and communications apparatus, drapes, attached floor coverings, including carpeting, storm doors and windows, and toilets and sinks and other similar affixed facilities required for the day-to-day operations of such improvements (as opposed to the day-to-day business operations therein or upon the Land) (collectively, the “Improvements”), provided, however, that excluded from the definition of Improvements hereunder shall be all fixtures deemed part of Seller’s intellectual or “branding” property and which shall, in all events remain part of the Personal Property; and

(d)  with respect to each Individual Property (as hereinafter defined), all of Seller’s transferable and assignable right, title and interest: (i) as landlord in and to all leases, subleases, tenancies and rental or occupancy agreements, if any, granting possessory rights in, on or covering the Land or Improvements (or any portions thereof), together with all modifications, extensions and amendments thereof, as listed and described in Exhibit B attached hereto, together with such other leases of the Improvements as may be made prior to the Closing (as hereinafter defined) in accordance with the terms of this Agreement (individually, a “Lease”, and collectively, the “Leases”); (ii) all guarantees, warranties and indemnities, if any, pertaining to the ownership or the day-to-day operations of the Land and the Improvements (as opposed to the day-to-day business operations within the Improvements), or the management and the maintenance of the Land and the Improvements which would benefit Buyer after the Closing (collectively, the “Warranties”); and (iii) to the extent assignable or transferable by Seller without consent or approval of any third party, (A) all plans, drawings, specifications and blueprints, surveys, engineering reports, environmental reports and other geo-technical descriptions or materials relating in any way to the Land, Improvements, Appurtenant Rights or Leases, and (B) all permits, occupancy and use certificates, variances, waivers, and approvals from any governmental or quasi-governmental entity or instrumentality affecting the ownership or the day-to-day operations of the Land and the Improvements (as opposed to the day-to-day business operations within the Improvements) or the maintenance of the Land or the Improvements (collectively, the “Property Permits”).

PROVIDED, HOWEVER, that Buyer acknowledges and agrees that Buyer is agreeing to purchase and shall purchase the Property in its “AS-IS, WHERE-IS” condition, subject to Buyer’s inspection rights set forth in Section 5 hereof. All of the property, rights and privileges described above in this Section 1 are collectively referred to as the “Property”. The portion of the Property demised under each Closing Lease (as hereinafter defined) is herein referred to as an “Individual Property”. Notwithstanding anything to the contrary set forth in this Agreement, including under this Section 1, Seller and Buyer agree that Seller shall not be obligated to transfer, and is not transferring, to Buyer as part of the Leases, Warranties and/or Property Permits, in part or in whole, any licenses, trademarks, trade dress, service marks, logos or insignia, any written or oral contracts, agreements, indemnities, licenses, permits and/or approvals pertaining to the purveying, inventory or supply of food and/or stocking, sale or consumption of alcoholic beverages upon any Individual Property, any signage boards or any intellectual property rights whatsoever as may be owned or exist in favor of Seller, or its respective successors or assigns, pertaining to the business(es) operating or to operate upon or within any portion of the Land or Improvements.

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PROVIDED, FURTHER, HOWEVER, Seller and Buyer agree that Seller has not agreed to transfer, shall also not be obligated to transfer, and is not transferring to Buyer as part of the assets to be conveyed hereunder any of Seller’s right, title and/or interests in any Personal Property (as hereinafter defined). As used herein, “Personal Property” shall mean, with respect to each Individual Property and the Property, collectively, all of the following, whether now or hereafter owned or acquired by Seller, or in which Seller has any interest: all property excluded from the Leases, Warranties and Property Permits as noted above, all furniture, trade fixtures, sign posts, sign standards, signage panels, any other fixtures (including, but not limited, to window grills and Seller’s branded bar-tops) containing protected intellectual property owned by or licensed to Seller, any accounts or deposits, financial information, books and/or records of Seller or any tenant(s) under any Lease or under any Closing Lease, neon signage, food and customer service equipment (whether unattached or attached to the Improvements by bolts and screws and/or by utility connections), removable equipment, any and all inventory existing within or upon any Individual Property (including, without limitation, supplies, foods and beverages), and other items of personal property now owned, acquired, held or used by Seller in its restaurant operations and all additions to, substitutions for and replacements of the foregoing.

PROVIDED, FURTHER, HOWEVER, notwithstanding anything to the contrary in this Agreement, including in this Section 1, Seller and Buyer agree, within ten (10) business days after the Effective Date, to enter into a letter of intent (a “LOI”) with respect to any Individual Property that is subject to a pre-existing right of first refusal to purchase or other purchase right that grants to a third party the right to require Seller to offer to sell such Individual Property to it (individually, a “Separate Restaurant” and collectively, the “Separate Restaurants”). The terms and conditions of any LOI or agreement of Seller to sell and transfer a Separate Restaurant shall be governed solely by the LOI and any resultant sales contract pertaining thereto for such Separate Restaurant and not by this Agreement except to the extent that certain provisions of this Agreement may be incorporated by reference into a LOI and subsequent sales contract, as applicable. In the event that the holder of a pre-existing right of first refusal to purchase or other purchase right with respect to a Separate Restaurant exercises such right, no breach or default by Seller deemed to have occurred under this Agreement, Seller shall have no obligation under this Agreement or otherwise to sell and transfer such Separate Restaurant to Buyer (or to execute any related Closing documents, including any Closing Lease, pertaining thereto), and the Purchase Price (as hereinafter defined) shall be reduced by the portion thereof allocated to any such Separate Restaurant not sold and transferred to Buyer. By its execution of this Agreement, Seller has no intention to activate or trigger the rights of any third party pursuant to an existing right of first refusal to purchase or other purchase right. In the event that Seller is able to obtain a Waiver (as hereinafter defined) of such right of first refusal to purchase or other purchase right with respect to a Separate Restaurant prior to the execution of a LOI and/or sales contract resulting therefrom for such Separate Restaurant, Seller and Buyer shall take action to cause this Agreement to apply to and to govern the terms of the proposed sale of such Separate Restaurant to Buyer. For purposes of this Agreement, the term “Waiver” shall mean an irrevocable waiver or other evidence in form acceptable to Seller from the holder of a right of first refusal or other prior rights to purchase a Separate Restaurant to the effect that such holder has declined to exercise such right so that Seller may sell and transfer such Separate Restaurant without violating such right of first refusal or other prior right to purchase.

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2.  Purchase Price.The purchase price for the Property (the “Purchase Price”) is, in the aggregate, SEVENTY TWO MILLION THREE HUNDRED EIGHT THOUSAND ONE HUNDRED FIFTY NINE AND 00/100 DOLLARS ($72,308,159.00), which Purchase Price is allocated among the Individual Properties pursuant to Schedule 2 attached hereto and incorporated herein fully by this reference.

3.  Payment of Purchase Price.The Purchase Price shall be paid as indicated below:

(a)  By cash or immediately available funds, or by check subject to collection, to the order of Stewart Title Guaranty (in this capacity, “Escrow Agent”) located at 200 So. College Street, Suite 1640, Charlotte, North Carolina 28202, Attention: Regina Fiegel, Tel: (888) 860-5554, Fax: (704) 401-2039, the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Deposit”), within two (2) business days of the Effective Date (as hereinafter defined) to be held in accordance with the terms of this Agreement and Escrow Agent’s standard strict joint order escrow instructions; and

(b)  The balance of the Purchase Price shall be paid by Buyer to Seller in immediately available funds at the Closing.

4.  Closing and Closing Date.The consummation of the sale by Seller and the purchase by Buyer of the Property (the “Closing”) shall take place through the mail or electronically at the offices of Escrow Agent, within thirty (30) days after the expiration of the Inspection Period, as hereinafter defined, on a date mutually designated by Seller and Buyer, or upon such earlier or later date that is mutually agreed to by Seller and Buyer, but in all events prior to the closing contemplated under that certain Stock Purchase Agreement executed on or about this same date between Seller’s parent and sole shareholder, CBRL Group, Inc, a Tennessee corporation (“CBRL”), as seller thereunder, and the proposed buyer thereunder (the “Stock Purchase Agreement”) (the “Closing Date”); provided, however, in no event shall the Closing occur prior to November 22, 2006.

5.  Buyer’s Inspection and Review Rights.

(a)  Seller has delivered or shall deliver to Buyer the following, if and to the extent the same may exist, with respect to Seller and the Property either (i) within five (5) business days after establishment of the Effective Date of this Agreement to the extent such items are in Seller’s possession, or (ii) within two (2) business days following Seller’s actual receipt thereof:

(1)  with respect to each Individual Property, copies of surveys, title insurance commitments, title insurance policies or other title information in the possession of Seller or Seller’s counsel, including underlying title documents;

(2)  with respect to each Individual Property, copies of all structural and mechanical reports, environmental audit reports, and soils reports and appraisals for such Individual Property in the possession of Seller or Seller’s counsel;

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(3)  with respect to each Individual Property, copies of all zoning information, studies, subdivision plats, right of way agreements and utility agreements in the possession of Seller or Seller’s counsel;

(4)  with respect to each Individual Property, copies of all Property Permits and Warranties and as-built building plans and specifications respecting the Improvements in the possession of Seller or Seller’s counsel;

(5)  with respect to each Individual Property, copies of all Leases and any other agreements affecting such Individual Property that would be binding upon Buyer following the Closing and would require more than thirty (30) days prior notice to terminate;

(6)  with respect to each Individual Property, copies of all certificates of occupancy or equivalent for the use and occupancy of such Individual Property in the possession of Seller or Seller’s counsel;

(7)  with respect to each Individual Property, copies of all of the real property tax assessments and tax bills for the current tax year and the two (2) previous tax years (if applicable); and

(8)  copies of the charter and bylaws of Seller.

Buyer acknowledges and agrees that as of the Effective Date it has received all of the items or information required to be delivered by Seller under this Section 5, except those required from Seller under Sections 5(a)(4) and 5(a)(8) hereof. Buyer further acknowledges and agrees that some of the information and materials provided with respect to the Property, or any portion(s) thereof, by Seller in accordance with the above has been or may be obtained from or produced by a variety of sources (other than Seller), and that neither Seller nor any of its representatives has made any independent investigation or verification of such information or materials that were not prepared by Seller (collectively, the “Third Party Prepared Information”), and Seller makes no representations as to the accuracy, truthfulness or completeness of such Third Party Prepared Information. The review and reliance upon the contents of such Third Party Prepared Information by Buyer or any of its agents, consultants, successors or assigns shall be at Buyer’s and such reviewers’ own risk.

The documents and information described in this Section 5(a) are referred to in this Agreement as the “Inspection Documents”. As used herein, the term “Inspection Period” shall mean that period of time starting on the Effective Date of this Agreement and terminating on the first to occur of (i) the Closing Date or (ii) thirty (30) days following the date upon which Buyer has received copies of the Inspection Documents. As used herein, the term “Effective Date” shall mean that date upon which the last of Buyer and Seller has executed this Agreement.

(b)  Prior to the expiration of the Inspection Period, Buyer may terminate this Agreement with respect to the Property or with respect to any one or more Individual Properties (each, a “Terminated Property”), in the event that any of the remaining items set forth above in Section 5(a)(4) or Section 5(a)(8) hereof either are not delivered to Buyer pursuant to the terms hereof, or are not approved by Buyer, or for any other reason in Buyer’s sole discretion. In such event, Buyer shall receive a refund of the Deposit (or the pro rata portion allocable to such

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Terminated Property(ies) in the event this Agreement is terminated only with respect to one or more Individual Properties). Further, in the event that this Agreement shall be terminated prior to the Closing, Buyer shall, upon the written request of Seller, promptly return to Seller or to Seller’s designee, and Buyer shall cause any third-party receiving copies of any such materials from Buyer to return to Seller or to Seller’s designee, any originals and copies (in tangible or electronic format) of the materials delivered to or for Buyer as contemplated in Section 5(a) hereof; provided, however, that, Buyer shall, to the extent required by law, any regulatory requirements or Buyer’s corporate policies (generally applied) be entitled to retain a copy of any and all such materials provided under this Agreement in its legal files for defense, compliance or regulatory purposes. The foregoing obligation to return such materials shall survive any termination of this Agreement. If Buyer is required to retain a copy of any such Inspection Documents pursuant to applicable law, any regulatory requirements or Buyer’s corporate policies (generally applied), Buyer also shall keep all such Inspection Documents, together with all other materials delivered to or for Buyer in accordance with this Agreement, separate from Buyer’s other books and records.

(c)  Notwithstanding anything to the contrary set forth in this Section 5 or elsewhere in this Agreement, Buyer agrees that the Property, and each component thereof, including, as applicable, each Individual Property, conveyed to Buyer shall be conveyed by Seller subject to the Permitted Exceptions (as hereinafter defined).

6.  Seller’s Termination Rights. Notwithstanding anything to the contrary as may be set forth elsewhere in this Agreement, including, without limitation, in Sections 5, 9, 12, 14 and 16(a) hereof, Seller may, upon not less than two (2) business days’ written notice to Buyer, without any continuing or additional liability or obligation to Buyer or any affiliate of Buyer, any co-investor of Buyer, any successor or assign of Buyer hereunder or otherwise (except for return of the Deposit to Buyer) terminate this Agreement at any time prior to the Closing upon payment by Seller to Buyer, of Buyer’s Out of Pocket Expenses (as hereinafter defined) that relate only to this Agreement, and upon return to Buyer of the Deposit, in the event that: (a) Buyer invokes rights to terminate this Agreement as to any one or more Terminated Properties, or either of the other buyers (individually, an “Other Buyer”; and collectively, the “Other Buyers”) under the separate Agreements for Purchase and Sale listed in Schedule 6 attached hereto and incorporated herein by reference (the “Other Agreements”) invokes rights to terminate either of the Other Agreements, as applicable, as to any one or more “Terminated Properties” (as such term is defined in each of the Other Agreements, each an “Other Terminated Property”, and collectively, the “Other Terminated Properties”), which results in a termination of this Agreement and/or the Other Agreements with respect to more than five (5) Terminated Properties and/or Other Terminated Properties in the aggregate (excluding any Separate Restaurants that Seller cannot convey at the Closing or the closings under the Other Agreements as a result of the existence of a right of first refusal to purchase or other purchase right, and excluding store number 319 as identified on "Exhibit A" attached to that certain Agreement for Purchase and Sale between Trustreet Properties, Inc., as buyer, and Seller, dated as of the date hereof (the "Trustreet Agreement"), and as further discussed in Schedule 14(a)(7) attached to the Trustreet Agreement, to the extent Trustreet Properties, Inc. terminates the Trustreet Agreement with respect to such store number 319 in accordance with Section 12 of the Trustreet Agreement); provided, however, Buyer and Other Buyers shall each have the right, but not the obligation, upon joint written notice to Seller from Buyer and all Other Buyers not less than two (2) business days prior

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to the Closing Date specifying which Terminated Properties or, as applicable, Other Terminated Properties Buyer or, as applicable, the Other Buyer(s) agree to so purchase and providing assignment and other instruments and documents in a form and content reasonably acceptable to Seller evidencing the transfer of such purchase rights and obligations, to purchase any of the Terminated Properties and/or the Other Terminated Properties, as applicable, so as to reduce the aggregate amount of Terminated Properties and Other Terminated Properties below five (5), whereby Seller shall no longer have a termination right under this Section 6(a); (b) CBRL fails, or for any reason is unable to, consummate that certain stock sale as it pertains to Seller's stock pursuant to the terms and conditions of the Stock Purchase Agreement; (c) Seller shall be deemed to have elected to terminate this Agreement and the Other Agreements as provided in Section 21(i) hereof; or (d) Seller elects to terminate this Agreement and the Other Agreements in Seller’s sole discretion for a reason other than Buyer’s breach or default or failure or refusal to close under this Agreement as contemplated by Section 16(b) hereof. Any termination of this Agreement as contemplated by this Section 6 shall not, in part or in whole, be deemed a breach or default by Seller hereunder for the purposes of Section 16 hereof. Upon payment of the amounts required to be paid by Seller under this Section 6 in the event Seller terminates this Agreement, Buyer agrees to execute all assignments and/or other transfer documents reasonably requested by Seller to transfer ownership to Seller of all title work, third-party reports, surveys and other due diligence materials obtained by Buyer, and Buyer shall also cooperate in good faith with Seller, at Seller’s cost and expense, to cause its third-party consultants to certify or re-issue all such third-party reports regarding the Property to Seller. Nothing under this Agreement shall modify or amend that certain letter agreement by and between Seller and Wachovia Capital Markets, LLC, dated October 17, 2006.

7.  Closing Costs.Seller, at its expense and at Closing, shall pay for all transfer taxes and recordation taxes (if any), all recording and filing charges in connection with instruments by which Seller conveys the Property, all costs and fees in connection with obtaining an updated ALTA survey of each Individual Property certified to Buyer and to Buyer’s title insurance company (the “Title Company”), all costs and fees in connection with Buyer’s obtaining an owner’s title insurance policy for each Individual Property with extended coverage and together with such endorsements as required by Buyer in its commercially reasonable discretion and customary for transactions such as the Transaction (and in all events excluding any and all premiums and costs of any title insurance policies and associated endorsements required by any lender of Buyer, if any), all costs and fees in connection with Buyer’s obtaining for each Individual Property a Phase I environmental report and an appraisal, all costs and fees in connection with Buyer’s obtaining a confirmation of the zoning classification for each Individual Property (including, without limitation, the fees and costs of engaging a zoning consultant to prepare a zoning report for each Individual Property), the reasonable fees and costs of Seller’s legal counsel (including, without limitation, Seller engaged local counsel) and Wolf, Block, Schorr and Solis-Cohen LLP (“Wolf Block”), as counsel to Buyer and the Other Buyers. Notwithstanding anything to the contrary set forth in this Section 7 or elsewhere in this Agreement, Seller’s obligations hereunder as they pertain to the Buyer’s costs, expenses and reasonable legal fees and costs shall apply only to such costs and expenses incurred directly by Buyer and not to such costs, expenses, legal fees or otherwise of any co-investor of Buyer, any successor or assign of Buyer hereunder or otherwise, including, without limitation, under any of the Other Agreements.

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8.  Tax, Rent and Expense Proration.With respect to each Individual Property, Seller and Buyer agree that because Seller and Buyer are entering into a Closing Lease with respect to such Individual Property, neither ad valorem property taxes on such Individual Property, nor any other expenses such as utilities, maintenance and other operating expenses incurred in connection with such Individual Property, shall be prorated as of the Closing Date; provided, however, that Seller agrees to provide to the Title Company such documents and/or indemnities together with such deposits or payment direction as the Title Company may reasonably require as to each such Individual Property to limit any exception for ad valorem property taxes in any title insurance policy delivered hereunder only to ad valorem property taxes and assessments, if any, applicable to each such Individual Property that are not yet due and payable.

9.  Risk of Loss.Risk of loss prior to the Closing shall be on Seller. If, prior to the Closing and subject to the provisions of Section 6 hereof, any Individual Property shall be materially damaged by fire or other casualty with a cost to repair of more than Fifty Thousand Dollars ($50,000.00), and if any destruction or damage is not repaired by Seller prior to the Closing or arrangements for repairs satisfactory to Buyer are not made prior to the Closing so that such Individual Property shall, in the opinion of Buyer, be in substantially as good a condition at the Closing as existed prior to such damage or destruction, then this Agreement may, at the option of Buyer (and without Seller being deemed in breach or default hereof to any extent for having failed to reconstruct such Individual Property), be terminated with respect to such Individual Property, Buyer shall receive a refund of the pro rata portion of the Deposit allocable to such Individual Property, the Purchase Price payable by Buyer under this Agreement shall be reduced by the portion thereof allocated to such Individual Property as set forth on Schedule 2 hereto, and neither party shall have any further liability hereunder with respect to such Individual Property. If, after the occurrence of any such casualty, this Agreement is not so terminated with respect to such Individual Property by Buyer and Buyer elects to proceed to purchase such Individual Property in the damaged condition at Closing, nothing under this Agreement shall be construed so as to modify and/or amend the Seller’s or Buyer’s subsequent rights or obligations with respect to such Individual Property under terms and conditions of the applicable Closing Lease pertaining to such Individual Property, including Seller’s thereunder as Tenant (as hereinafter defined), and Seller, as Tenant, shall retain all obligations, rights and privileges with respect to the subsequent repair and restoration of such Individual Property and collection, payment, disbursement and retention of insurance proceeds as may be provided for by the terms and conditions of the subject Closing Lease.

10.  Insurance Policies.Seller shall maintain all insurance policies affecting the Property that Seller has in place as of the end of the Effective Date through the date of Closing Date (subject to customary renewals and extensions and insurance company imposed modifications that are immaterial in substance); provided, however, that the foregoing shall not require Seller to assign any such insurance policies or coverages to Buyer or any designee, assign or successor of Buyer, and Seller may amend and modify such coverage, in part or in whole, or enter into new policies with different insurance providers for similar coverages so long as such coverages as generally provided thereby are substantially equivalent to or better than Seller’s insurance policies and coverages in place as of the Effective Date hereof. Seller shall provide written notice to Buyer of any such modifications, amendments or substitutions made by it in accordance with the foregoing.

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11.  Brokerage Commissions.Each of Seller and Buyer represents and warrants to the other that it has not dealt with any broker or third party entitled to a commission or fee in connection with the transaction contemplated by this Agreement (the “Transaction”). In the event of a breach by a party hereto of its foregoing representation and warranty, the breaching party agrees to save, defend, indemnify and hold harmless the non-breaching party from and against any claims, losses, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees arising from such breach. The obligations of this Section 11 shall survive the Closing or earlier termination of this Agreement.

12.  Eminent Domain.If, prior to the Closing, all or any part of an Individual Property is taken by eminent domain or if condemnation proceedings are commenced with respect to all or any part of an Individual Property, Seller shall give Buyer prompt notice of such taking, and Buyer shall have the option, by written notice to Seller and subject to the provisions of Section 6 hereof, to terminate this Agreement with respect to such Individual Property if the taking is the entirety of an Individual Property or amounts to a Material Taking (as defined hereinafter). If Buyer elects to terminate this Agreement with respect to such Individual Property, Buyer shall receive a refund of that portion of the Deposit allocable to such Individual Property, the Purchase Price payable by Buyer under this Agreement shall be reduced by the portion thereof allocated to such Individual Property as set forth on Schedule 2 hereto, and neither party shall have any further liability hereunder with respect to such Individual Property. If, after the occurrence of any such taking, this Agreement is not so terminated with respect to such Individual Property by Buyer as contemplated by this Section 12 and Buyer elects to proceed to purchase such Individual Property in the damaged condition at Closing, nothing under this Agreement shall be construed so as to modify and/or amend the Seller’s or Buyer’s subsequent rights or obligations with respect to such Individual Property under terms and conditions of the applicable Closing Lease pertaining to such Individual Property, including Seller’s thereunder as Tenant, and Seller, as Tenant, shall retain all obligations, rights and privileges with respect to the subsequent repair and restoration of such Individual Property and the collection, payment, disbursement and retention of awards made for such taking as may be provided for by the terms and conditions of the subject Closing Lease. The term “Material Taking” as used herein shall mean a partial or entire taking or commencement of condemnation proceedings whereby (a) the access points to the Individual Property are or would be materially impaired such that such Individual Property does not or would not have commercially reasonable access for the business operations conducted thereon and is thus effectively rendered untenantable, (b) ten percent (10%) or more of the parking area upon the Land of the Individual Property is lost, or the parking capacity serving the subject Individual Property is otherwise reduced below that required by local zoning or other applicable regulations or requirements, (c) any portion of the Improvements is permanently closed or required to be removed such that the remaining portions of the Improvements upon the Land of the subject Individual Property are deemed to be uneconomical for Seller’s future business operations under the Closing Lease, or (d) Seller’s ability to otherwise conduct its business operations within and upon the Land and Improvements will be materially and adversely affected.

13.  Seller Obligations.

(a)  Between the date of this Agreement and the Closing, Seller shall cause the Property to be maintained in substantially the same condition and repair as currently being

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maintained, except for ordinary wear and tear and, subject to the provisions of Sections 9 and 12 hereof, damage from condemnation or casualty only, free from any mechanic’s liens, and shall not cause or permit any physical waste upon the Property. Seller shall not take any action which would adversely and materially affect the value of or the title to any Individual Property. Seller further agrees to perform all such work and obligations as are required to be done to the Property under the terms of any agreements affecting the Property and otherwise operate and maintain the Property in substantially the same manner as prior to the Effective Date.

(b)  Seller further agrees, with respect to each Individual Property from the Effective Date and through consummation of Closing on the Closing Date:

(i)  intentionally omitted;

(ii)  not to enter into any transaction with respect to or affecting such Individual Property which would bind Buyer following the Closing Date, without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed by Buyer if the proposed transaction would not have a material adverse effect upon the post-Closing Date operations of the subject Individual Property;

(iii)  not to sell, transfer, pledge, encumber or grant any interest in such Individual Property, or any part thereof, in any form or manner whatsoever or otherwise perform or permit any act which would prevent Seller’s full performance of its obligations hereunder;

(iv)  not to incur any additional indebtedness secured by such Individual Property or any portion thereof, outside Seller’s ordinary course of business and which cannot and will not be satisfied and paid in full at or prior to the Closing;

(v)  not to enter into any contracts, agreements, guarantees, warranties and indemnities, written or oral, affecting the ownership, operation, management and maintenance of the Land, Improvements, Personal Property and Leases, which would be binding upon Buyer after the Closing (collectively, the “Contracts”) without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion;

(vi)  to file all tax returns required by the taxing authorities in connection with the ownership and operation of such Individual Property, and to pay all taxes and special assessments levied against or incurred in connection with the ownership or operation of such Individual Property, as such taxes and special assessments become due and payable;

(vii)  promptly to advise Buyer in writing as such matters come within Seller’s Knowledge (as hereinafter defined) of any (A) material changes, additions, deletions or modifications in or to any of the Inspection Documents and promptly provide Buyer with or make available to Buyer true, complete and correct copies of such changes, additions, deletions or modifications and (B) changes in circumstances which would render the representations and warranties made by Seller herein false or misleading in any material respect; and

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(viii)  to continue to give Buyer access to the Property from the Effective Date hereof to the Closing Date, or, if applicable, such earlier date upon which this Agreement may be terminated by either or both Seller or Buyer as provided for by the terms of this Agreement; provided, however, that (A) Buyer agrees to provide Seller with reasonable prior notice of Buyer’s desired access to the Property, or any portion thereof, and shall, if deemed necessary and/or appropriate by Seller, not enter such portions of the Property except in the accompaniment of one or more of Seller’s representatives, and (B) Buyer agrees to use reasonable efforts not to interfere with the operation of Seller’s business in conducting Buyer's inspections of each Individual Property.

The term “Seller’s Knowledge” (or words of like effect), when used to qualify a representation, warranty or other statement contained in this Agreement, shall mean the actual knowledge (without independent investigation) of any of the following officers of Seller: (i) Thomas Vogel - Chief Executive Officer; (ii) Amy Bertauski - Sr. Vice-President of Finance and Accounting; (iii) Chris Plunkett - Sr. Vice-President of Operations, (iv) Rob Effner -Sr. Vice President, Development & Operations Innovation, and (v) Dave Cavallin--Vice President, Finance.

14.  Conditions Precedent to Parties’ Obligations Regarding Closing.

(a)  Conditions Precedent to Buyer’s Obligations Regarding Closing. In addition to any other conditions set forth in this Agreement, Buyer’s obligation to consummate the Transaction is expressly contingent upon the following provisions, any of which may be waived by written notice from Buyer to Seller:

(1)  Seller shall have complied with and otherwise performed each of the covenants and obligations of Seller set forth in this Agreement (including, without limitation, delivery of all of the documents and other items required of Seller pursuant to Section 15(a) hereof);

(2)  all representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

(3)  there shall have been no material adverse change to the title of any Individual Property (including, without limitation, the addition of any mechanic’s or materialman’s lien or other encumbrance) since the date of issuance by the Title Company of an owner’s title insurance commitment for each Individual Property with respect to this Agreement, and the Title Company shall be prepared to issue to Buyer as of the Closing Date the endorsements required by Buyer in its commercially reasonable discretion as contemplated by Section 7 hereof to the owner’s title insurance policy on the Land and the Improvements for each Individual Property, subject only to the Permitted Exceptions;

(4)  there shall have been, as determined by Buyer in its commercially reasonable discretion, no material adverse change in the status of any matter reviewed by Buyer under this Agreement between the expiration of the Inspection Period and, if later, the Closing Date;

(5)  there shall not have occurred any material adverse condition or material adverse change in or affecting, or the occurrence of any circumstance or condition that

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could reasonably be expected to result in a material adverse change in, or affecting, the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of Seller and its subsidiaries, taken as a whole;

(6)  except for (A) normal wear and tear, (B) remodeling commenced by Seller prior to the Closing Date, and (C) subject to the provisions of Sections 9 and 12 hereof, damage resulting from casualty and condemnation only, each Individual Property (other than any Individual Property as to which this Agreement has been terminated as provided in Sections 9 or 12 hereof) shall be in substantially the same condition on the Closing Date as existed as of the Effective Date and no material adverse change shall have occurred with respect to such Individual Property since the Effective Date;

(7)  except as set forth on Schedule 14(a)(7) attached hereto and incorporated herein, Seller shall not have, and to Seller’s Knowledge, no agent of Seller shall have, received any notice from any city, county or any governmental authority of any taking of the Property, or any portion of the Property, by eminent domain or similar proceeding, and no such taking or other condemnation of the Property, or any portion thereof, shall be, to Seller’s Knowledge, threatened or contemplated by any such governmental authority;

(8)  Seller shall have presented evidence satisfactory to Buyer and the Title Company with respect to the right, power and authority of designated representative(s) of Seller to execute the closing documents and consummate the Transaction. Seller shall have obtained all consents necessary to effectuate the Transaction and provided Buyer with evidence thereof;

(9)  Seller shall have delivered to Buyer the written consent of the Board of Directors of Seller to the transfer the Property from Seller to Buyer as required pursuant to the terms of Seller’s charter and bylaws (the “Director’s Consent”); and

(10)  Seller shall have delivered to Buyer written confirmation that the Seller, as tenant under each Closing Lease (the “Tenant”), (A) has or will have, as of the Closing Date, equity contributions of not less than Seventy Five Million Dollars ($75,000,000.00), and (B) is or will be the same entity that is the borrower under any Revolving Credit Agreement, Term Loan Agreement, Bond Indenture or Mezzanine Loan Agreement entered into in connection with the Stock Purchase Agreement.

With respect to each Individual Property, if any of the foregoing conditions in this Section 14(a) shall not be satisfied prior to the Closing Date and such failure of condition, in Buyer’s commercially reasonable discretion, has a material adverse impact on one or more Individual Properties, Buyer may, at its election, (i) terminate its obligations to purchase such Individual Property, (ii) waive such condition and complete the purchase of such Individual Property without any reduction in the Purchase Price, or (iii) require Seller to perform its obligations hereunder if such condition is reasonably susceptible to being satisfied by the payment of money by Seller, which amounts, however, shall not exceed the sum of $50,000 in the aggregate as to all of the Property proposed to be conveyed pursuant to this Agreement and the “Property” (as such term is defined in each Other Agreements) proposed to be conveyed pursuant to the Other Agreements, expressly excluding, however, the costs of removing any lien(s) which is capable of being removed solely by the payment of money. If Buyer elects to

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terminate this Agreement with respect to such Individual Property, Buyer shall receive a refund of that portion of the Deposit allocable to such Individual Property, and neither party shall have any further liability hereunder with respect to such Individual Property.

(b)  Conditions Precedent to Seller’s Obligations Regarding Closing. In addition to any other conditions set forth in this Agreement, Seller’s obligation to consummate the Transaction is expressly contingent upon the following provisions, any of which may be waived by written notice from Seller to Buyer:

(1)  Buyer shall have complied with and otherwise performed each of the covenants and obligations of Buyer set forth in this Agreement (including, without limitation, delivery of all of the documents and other items required of Buyer pursuant to Section 15(b) hereof);

(2)  all representations and warranties of Buyer as set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

(3)  the closing under each of the Other Agreements shall occur concurrently with the Closing; provided, however, if either or both of Other Buyers breach or default in their obligations under the Other Agreements or otherwise refuse or are unable to close under either or both of the Other Agreements concurrently with the Closing hereunder, then, in such event, Buyer, in conjunction with any remaining Other Buyer, shall have the right, but not the obligation, upon joint written notice to Seller from Buyer and all Other Buyers not less than two (2) business days prior to the Closing Date, specifying the “Individual Properties” (as defined under the Other Agreement(s)) which Other Buyer(s) is (are) refusing to or is (are) unable to close upon and which Buyer and/or an Other Buyer desire to purchase pursuant to such Other Agreement(s) and providing assignment and such other instruments and documents in a form and content reasonably acceptable to Seller evidencing the transfer of such purchase rights and obligations, to purchase such “Individual Properties” (as defined under the Other Agreement(s)) in order to cause the closing(s) to occur under the Other Agreement(s) and thereby to cause the condition of this Section 14(b)(3) to be satisfied; and

(4)  The Closing shall occur no later than immediately prior to the closing as contemplated under the Stock Purchase Agreement.

If any of the foregoing conditions in this Section 14(b) shall not be satisfied prior to the Closing Date, Seller may, at its election, terminate this Agreement. In the event of any termination of this Agreement by Seller pursuant to this Section 14(b), neither Seller nor Buyer shall have any further obligations hereunder except for (i) Buyer’s obligation to return materials delivered to or for Buyer as contemplated in Section 5(a) hereof as provided therein, and (ii) Seller’s obligation to pay Buyer’s Out of Pocket Expenses as relate solely to this Agreement (provided, that Seller shall not be obligated to pay such Buyer's Out of Pocket Expenses to the extent such Buyer's Out of Pocket Expenses are duplicative of any Buyer's Out of Pocket Expenses payable under the Other Agreements, nor to the extent such expenses exceed the $1,750,000.00 limitation set forth hereinafter for all Buyer’s Out of Pocket Expenses recoverable under this Agreement and the Other Agreements, collectively). Upon payment of the amounts required to be paid by Seller under this Section 14(b) in the event Seller terminates this

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Agreement, Buyer agrees to execute all assignments and/or other transfer documents reasonably requested by Seller to transfer ownership to Seller of all title work, third-party reports, surveys and other due diligence materials obtained by Buyer, and Buyer shall also cooperate in good faith with Seller, at Seller’s cost and expense, to cause its third-party consultants to certify or re-issue all such third-party reports regarding the Property to Seller. In addition, in the event of any termination of this Agreement by Seller pursuant to this Section 14(b)(1), (2) or (4), Seller shall retain the Deposit.

15.  Closing Documents.

(a)  At Closing, Seller shall deliver to Buyer the following with respect to each Individual Property:

(1)  a duly executed Special Warranty Deed with respect to each Individual Property, in substantially the form applicable to each state in which each Individual Property is located to be provided to Buyer by Seller and to be agreed upon as to such general form by Seller and Buyer at least five (5) days prior to the Closing Date (the “Deed”), which Deed shall transfer fee simple title to the Land and Improvements comprising each Individual Property, free from liens, encumbrances, restrictions, rights-of-way and other matters, excepting only the Permitted Exceptions and any other matters consented to in writing by Buyer. As used herein, “Permitted Exceptions” shall mean, as to each Individual Property, (i) all those certain matters to be listed on Schedule B to Buyer’s owner’s title insurance policy for such Individual Property as negotiated in good faith by Buyer and the applicable title insurer issuing Buyer’s owner’s title insurance policy, or as otherwise agreed upon by Buyer in writing and including any mortgage or lien, if any, as may be placed by Buyer upon Buyer’s interest(s) in such Individual Property, (ii) any easement, condition, restriction, agreement, encumbrance of record and other title defect which does not (individually or in the aggregate) materially and adversely affect the current use of the Property, (iii) property taxes which are a lien but not yet due and payable, and (iv) any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting any Individual Property, including, without limitation, those relating to zoning and land use;

(2)  a duly executed bill of sale and assignment, to be provided to Buyer by Seller and to be agreed upon as to such general form by Seller and Buyer at least five (5) days prior to the Closing Date (the “Bill of Sale”), by which Seller transfers and assigns to Buyer Seller’s assignable right, title and interest in the Warranties, the Property Permits and any other portion of the Property that is not real property and is transferable pursuant to such Bill of Sale;

(3)  an appropriate affidavit or other evidence reasonably acceptable to Seller and the Title Company attesting, as to each Individual Property, to the absence of liens, lien rights, rights of parties in possession (other than the Tenant under the Closing Lease for such Individual Property and the tenants under the applicable Leases) and other encumbrances arising under Seller (other than the Permitted Exceptions) and naming both Buyer and the Title Company as benefited parties, so as to enable the Title Company to delete the standard exceptions for such matters from Buyer’s owner’s policy of title insurance for such Individual Property and otherwise to insure any gap period occurring between the Closing and the recordation of the closing documents relating to such Individual Property;

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(4)  an original lease substantially in the form of Exhibit C hereto (as the same may be amended in good faith and by mutual agreement of the parties hereto to accommodate any comments by Seller's accountant regarding operating lease requirements, the “Closing Lease”) for each such Individual Property duly executed by Seller as the Tenant thereunder;

(5)  an original tenant estoppel certificate in the form required under the Closing Lease for such Individual Property, dated as of the Closing Date and duly executed by the Tenant under such Closing Lease, if requested by a lender acquiring at the Closing a secured mortgage, deed of trust or other pledged interest in such Individual Property or such Closing Lease;

(6)  an original memorandum of lease reasonably acceptable to both Seller and Buyer as pertains to each applicable Closing Lease in recordable form as required in the jurisdiction in which each such Individual Property is situated, duly executed by Seller as the Tenant thereunder;

(7)  an original subordination, non-disturbance and attornment in the form required under the Closing Lease for such Individual Property duly executed by Seller as the Tenant under such Closing Lease, if requested by a lender acquiring at the Closing a secured mortgage, deed of trust or other pledged interest in such Individual Property;

(8)  Seller’s counterpart of a closing statement executed by Seller;

(9)  an opinion from Seller’s counsel in a form reasonably acceptable to Buyer and its counsel and generally customary in a transaction such as the Transaction;

(10)  a certificate certifying to Buyer that those representations and warranties made by Seller pursuant to the provisions of Section 19 hereof are still true, accurate and correct in all material respects as of the Closing Date (or to the extent any of such representations and warranties are no longer true, accurate and correct in all material respects, containing updates or revisions thereto), and which warranties and representations of Seller and the provisions of Section 19 hereof and said closing certificate shall survive the Closing for a period of one (1) year;

(11)  an appropriate FIRPTA affidavit or certificate by Seller evidencing that Seller is not a foreign person or entity under Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended;

(12)  the Director’s Consent;

(13)  such other documents as Buyer’s counsel or the Title Company may reasonably request not later than three (3) business days prior to the Closing Date to evidence Seller’s authority to execute and perform under this Agreement and to execute and deliver all documents conveying the Property to Buyer;

(14)  the following materials, to the extent they are in Seller’s possession and have not been previously delivered to Buyer: (i) copies of plans and

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specifications for the Improvements; and (ii) originals of all Warranties and Property Permits that will remain in effect after the Closing; and

(15)  such other closing documents as are reasonably necessary and proper in order to consummate the Transaction, including those (if any) required to be delivered by Seller pursuant to Section 5 hereof.

(b)  At the Closing, the Deposit (subject to, if applicable, interim adjustments thereto as contemplated by the terms of this Agreement and as may result from the termination of this Agreement as to any one or more Individual Properties) shall be credited and paid to Seller, and Buyer shall also deliver to Seller the balance of the Purchase Price due and shall deliver to Seller the following:

(1)  each Closing Lease duly executed by Buyer (or an affiliate thereof who is the assignee of Buyer’s rights and obligations under this Agreement) as the landlord thereunder;

(2)  an original memorandum of lease as pertains to each applicable Closing Lease in recordable form as required by the jurisdiction in which each such Individual Property is situated, duly executed by Buyer (or an affiliate thereof who is the assignee of Buyer’s rights and obligations under this Agreement) as the landlord thereunder;

(3)  an original subordination, non-disturbance and attornment agreement in the form required under the Closing Lease for such Individual Property duly executed by Buyer (or an affiliate thereof who is the assignee of Buyer’s rights and obligations under this Agreement), as landlord, if requested by a lender acquiring at the Closing a secured mortgage, deed of trust or other pledged interest in such Individual Property or such Closing Lease;

(4)  a certificate that Buyer’s representations and warranties under Section 20 hereof are still true, accurate and correct in all material respects as of the Closing Date;

(5)  Buyer’s counterpart of a closing statement executed by Buyer (or an affiliate thereof who is the assignee of Buyer’s rights and obligations under this Agreement); and

(6)  all other documents described in this Agreement to be executed by Buyer and all such other documents and papers which may be necessary to the consummation of the Transaction as reasonably requested by Seller, Seller’s counsel or the Title Company.

16.  Default and Remedies.

(a)  Default by Seller.

(1)  In the event that the terms and conditions of this Agreement have been fully satisfied by Buyer, and Seller defaults or fails to perform any of the conditions or obligations of Seller under this Agreement as to all of the Property or the entire Transaction or in the event any of the representations or warranties of Seller contained in this Agreement or in any document required by this Agreement are not true and correct as of the Effective Date and the Closing Date in all material respects, Buyer either may waive such default and proceed to the

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Closing in accordance with the terms and provisions hereof or may, in its sole discretion, elect to terminate this Agreement by giving written notice to Seller and receive an immediate refund of the Deposit and reimbursement to Buyer for all of Buyer’s Out of Pocket Expenses that relate solely to this Agreement, which return of the Deposit and reimbursement for Buyer’s Out of Pocket Expenses shall operate to terminate this Agreement and to release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof. As used herein, “Buyer’s Out of Pocket Expenses” shall mean the aggregate of any and all costs and expenses incurred by Buyer in connection with the Transaction and the transactions evidenced by the Other Agreements, including, without limitation, all costs and fees in connection with Buyer’s obtaining for each Individual Property (and each "Individual Property" as such term is defined in the Other Agreements, to the extent such Other Agreements are also terminated) a Phase I environmental report and an appraisal, all costs and fees in connection with Buyer’s obtaining a confirmation of the zoning classification for each Individual Property (and each "Individual Property" as such term is defined in the Other Agreements, to the extent such Other Agreements are also terminated), including, without limitation, the fees and costs of engaging a zoning consultant to prepare a zoning report for each Individual Property (and each "Individual Property" as such term is defined in the Other Agreements, to the extent such Other Agreements are also terminated), all costs and fees in connection with Buyer’s obtaining flood hazard certificates and flood elevation certificates, the reasonable fees and costs of Wolf Block, as counsel to Buyer and the Other Buyers, costs and fees in connection with obtaining an updated ALTA survey of each Individual Property (and each "Individual Property" as such term is defined in the Other Agreements, to the extent such Other Agreements are also terminated), and costs and fees in connection with Buyer’s obtaining title insurance commitments for Individual Properties (and "Individual Properties" as such term is defined in the Other Agreements, to the extent such Other Agreements are also terminated), provided, however, that in no event may the total of Buyer’s Out of Pocket Expenses (inclusive of all third-party due diligence assessments undertaken or commissioned by Buyer, legal fees and costs payable to Wolf Block and whether incurred under this Agreement or any one or more of the Other Agreements) exceed the amount of $1,750,000.00. Seller shall remain separately responsible for the legal fees and costs of its counsel any local counsel retained by Seller within the jurisdictions where the Individual Properties are located who may provide assistance to Seller in conjunction with the Transaction as contemplated hereby.

(2)  In the event Seller defaults or fails to satisfy any of the conditions or obligations precedent to Buyer’s obligations under this Agreement or fails to perform any of Seller’s obligations under this Agreement with respect to less than all of the Property, Buyer shall have the right to exercise its remedies under this Section 16(a) separately as to each Individual Property (with any return of the Deposit and payment of Buyer’s Out of Pocket Expenses related only to this Agreement being on a pro rata basis), and either (i) Buyer shall have the right to terminate this Agreement with respect to the remaining Individual Properties and upon such termination the Deposit and Buyer’s Out of Pocket Expenses related only to this Agreement shall be paid to Buyer pursuant to and in accordance with the terms of Section 16(a)(1) hereof, or (ii) if Buyer does not exercise such termination right, Buyer shall be obligated to proceed to the Closing of the remaining Individual Properties in accordance with the terms and provisions of this Agreement.

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(b)  In the event that the terms and conditions of this Agreement have been fully satisfied by Seller, and Buyer refuses or is unable to close under this Agreement within the time limits set forth with respect to an Individual Property, Seller, as Seller’s sole and exclusive remedy, shall be entitled to declare this Agreement terminated with respect to such Individual Property and the Deposit allocable to such Individual Property shall be forfeited to Seller, and the parties shall have no further rights or obligations with respect to each other as to such Individual Property, except for those provisions which expressly survive the Closing or a prior termination of this Agreement. In such event, Buyer and Seller shall proceed to the Closing of the remaining Individual Properties in accordance with the terms and provisions of this Agreement; provided, however, that Seller shall nonetheless also retain its right and privilege to terminate this Agreement as contemplated by Section 6 hereof.

(c)  The amounts identified in Sections 16(a) and 16(b) hereof have been agreed upon by Seller and Buyer after due deliberation and discussion, and constitute good faith estimates of the damages that the applicable party would be entitled to receive in such events, the respective parties’ actual damages being difficult, if not impossible, to ascertain. Payments made pursuant to this Section 16 shall be constitute full liquidated damages for any uncured default or breach under this Agreement and Buyer’s and Seller’s sole remedy and right of recourse against the other party, or its successors or assigns, in the event of any uncured default or breach by the other under this Agreement.

(d)  In the event suit is brought to enforce or interpret all or any portion of this Agreement or if suit is brought for liquidated damages or for any other relief permitted under this Agreement, the party, if any, awarded costs in such suit shall be entitled to recover, as an element of such costs, and not as damages, its reasonable attorneys’ fees incurred in connection with such suit. Without limiting the generality of the foregoing, attorneys’ fees shall be determined at the normal hourly rate charged by the person doing the work, regardless of whether said fees bear a reasonable relationship to the relief obtained. A party which is not entitled to recover costs in any such suit as determined by the presiding court shall not be entitled to recover its attorneys’ fees. Notwithstanding anything to the contrary in this Section 16(d), in no event shall any enforcement proceeding instituted under this Agreement be construed to permit Buyer or Seller to institute an action requesting specific performance.

17.  ERISA Representation.Neither Seller nor Buyer is an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and neither Seller’s nor Buyer’s assets constitute “plan assets” of any such “employee benefit plan” as defined in 29 CFR Section 2510.3-101 or other applicable law governing the definition of “plan assets” of an employee benefit plan.

18.  Notices.Any notice required or permitted to be given under this Agreement shall be given in writing and sent by (a) personal delivery, (b) overnight delivery service with proof of delivery, (c) United States registered or certified mail, postage prepaid, or (d) legible facsimile transmission sent to the intended addressee at its facsimile number set forth below, or to such other address or facsimile number or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the next business date of first attempted delivery during the regular

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business hours of the recipient at the address and in the manner provided herein, or, in the case of facsimile transmission, at time of the facsimile transmission if prior to 6:00 p.m. Eastern Time on the date of faxing (provided such day is a business day or as of 9:00 a.m. Eastern Time on the next business day and provided, further, that an original of such notice is also sent to the intended addressee by means described in items (a), (b) or (c) above:

To Seller:                      Logan’s Roadhouse, Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
Attention: Sr. Vice President, Finance and Accounting
Telephone: 615-885-9056
Facsimile Number: 615-889-9633

With copies to:              Logan’s Roadhouse, Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
Attention: Vice President of Legal
Telephone: 615-346-6315
Facsimile Number: 615-889-9633

And

CBRL Group, Inc
P.O. Box 787
Lebanon, Tennessee 37088
Attn: General Counsel
Telephone: 615-235-4280
Facsimile Number: 615-443-9818

And

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
211 Commerce Street, Suite 1000
Nashville, Tennessee 37201
Attention (to each): Gary Brown / John F. Rogers, Jr.
Telephone: 615-726-5763 / 615-726-7365
Facsimile Number: 615-744-5763/ 615-744-7365

To Buyer:  Wachovia Development Corporation
c/o Wachovia Bank, National Association
One Wachovia Center
301 South College Street, NC-0174
Charlotte, North Carolina 28288
Attention:  Gabrielle Braverman
Telephone: 704-383-1967
Facsimile Number: 704-383-8108

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With copies to: Wolf, Block, Schorr and Solis-Cohen LLP
250 Park Avenue
New York, New York 10177
Attention: Abby Wenzel, Esq.
Telephone: 212-883-4997
Facsimile Number:  212-672-1197

19.  Representations and Warranties of Seller.As of the Effective Date, Seller represents and warrants to Buyer that:

(a)  Seller is duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has full right, power and authority to execute and deliver this Agreement and at the Closing will have the full right, power and authority to consummate the Transaction without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties;

(b)  this Agreement constitutes a valid and legally binding agreement and obligation of Seller, enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as enforcement is subject to equitable remedies;

(c)  there are no taxes, charges or assessments of any nature or description arising out of the conduct of Seller’s business or the operation of the Property that are due and owing and would constitute a lien against the Property which will be unpaid at the Closing Date or not paid from the Purchase Price;

(d)  to Seller’s Knowledge and except as set forth in Schedule 19(d) attached hereto and incorporated herein by reference, (i) the obligations of Seller with regard to all applicable covenants, easements and restrictions against the Property have been and are being performed in all material respects, (ii) Seller is not currently in default in any material respect under any agreement, order, judgment or decree relating to the Property, and (iii) no conditions or circumstances exist which, with the giving of notice or passage of time, or both, would constitute a material default or breach with respect to any of the foregoing in items (i) or (ii) above;

(e)  except for Seller, there are no persons in possession or occupancy of the Land or the Improvements, or any portion thereof, nor are there any persons who have possessory rights with respect to the Land or the Improvements, or any portion thereof;

(f)  except for the Leases, Warranties, Property Permits, Closing Leases, Permitted Exceptions and any other matters of record, Seller shall not, without the prior consent of Buyer, enter into any contracts, agreements, guarantees, warranties or indemnities, affecting the ownership, operation, management and maintenance of the Land, Improvements or Leases (as opposed to the day-to-day business operations within the Improvements comprising each Individual Property), or any part thereof, that would be binding upon Buyer or would not be terminable upon thirty (30) days notice following Closing;

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(g)  Seller holds all licenses with respect to the Property that are required for Seller to conduct its day-to-day operations of the Land and the Improvements (as opposed to the day-to-day business operations within the Improvements), except those licenses, if any, for which the failure to obtain would not have a material adverse effect upon the Land or Improvements (the “Licenses”). Each of the Licenses is in full force and effect and in good standing, and Seller has not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of such Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification which would have a material adverse effect upon the Land or Improvements;

(h)  intentionally omitted;

(i)  except as contemplated by the last paragraph of Section 1 of this Agreement, no person, firm or entity, except Buyer, has, to Seller’s Knowledge, asserted any rights in or to acquire any interest in the Property or any part thereof;

(j)  Seller has not made an assignment for the benefit of creditors, nor has Seller filed, or had filed against it, any petition in bankruptcy;

(k)  Seller shall not take any action that would cause any of Seller’s representations and warranties in this Agreement to be incorrect in any material respect, and shall promptly notify Buyer of any event or condition known to Seller that occurs prior to the Closing which would cause any of such representations or warranties to be incorrect or no longer correct in any material respect;

(l)  except as set forth on Schedule 14(a)(7) attached hereto, Seller has received no written notice of any condemnation or eminent domain proceedings instituted against any Individual Property or any part thereof;

(m)  Seller has not received notice that any Individual Property or any part thereof is subject to any building code or similar violations or remedial obligations under any applicable laws or that any Individual Property or any part thereof fails to comply with any applicable governmental regulations, laws or ordinances, except for such violations or remedial obligations that would not have a material adverse effect upon the Land or Improvements or require actions or expenditures other than routine maintenance actions or expenditures;

(n)  except as set forth on Schedule19(n) attached hereto and incorporated fully herein by reference, there is no litigation, action, or other proceeding pending or, to Seller’s Knowledge, threatened (whether such matters are brought at law, in equity or before any administrative agency or other governmental body or instrumentality) relating to Seller, the Property or any portion thereof, or the Transaction, that is seeking, or, in the reasonable opinion of Seller, is reasonably likely to result in, damages or an award, in the aggregate, in excess of $250,000.00;

(o)  neither Seller, nor any of its affiliates, is in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. The term “Anti-Terrorism Law” shall mean

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any law relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced); and

(p)  all documents required or necessary to be executed by Seller pursuant to the provisions of this Agreement shall, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as enforcement is subject to equitable remedies, be valid, binding obligations of Seller, enforceable in accordance with their terms.

20.  Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller, that:

(a)  Buyer is a corporation validly existing and in good standing under the laws of the State of North Carolina. Buyer has the full legal right, power and authority to enter into this Agreement and to consummate the Transaction. This Agreement is a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as enforcement is subject to equitable remedies. The execution by Buyer of this Agreement and consummation of the Transaction do not, and, as of the Closing, will not, result in the breach of any of the terms and provisions of, or constitute a default under any document to which Buyer is a party;

(b)  there are no pending or, to Buyer’s knowledge, threatened or contemplated actions, suits, proceedings, arbitrations, claims or governmental investigations which affect, or may affect, the ability of Buyer to consummate the Transaction;

(c)  the execution, delivery and performance by Buyer of this Agreement and the consummation of the Transaction do not and will not require any consent, approval, authorization or other action by, or declaration, filing or registration with, or notification to, any governmental agencies or bodies;

(d)  neither Buyer, nor any of its affiliates, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; and

(e)  all documents required or necessary to be executed by Buyer pursuant to the provisions of this Agreement shall, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as enforcement is subject to equitable remedies, be valid, binding obligations of Buyer, enforceable in accordance with their terms.

21.  Miscellaneous.

22

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)  This Agreement and the attached Exhibits and Schedules contain the entire understanding and agreement by and between the parties with respect to the subject matter of this Agreement and all prior or contemporaneous oral or written agreements or instruments with respect to the subject matter hereof are merged in this Agreement and no amendment to this Agreement shall be effective unless the same is in writing and signed by the parties hereto.

(c)  This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.

(d)  The captions and headings throughout this Agreement are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction or meaning of any provision of this Agreement.

(e)  This Agreement may not be changed orally, but only by an agreement in writing signed by both Buyer and Seller. No waiver of any of the provisions to this Agreement shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

(f)  The parties agree that this Agreement shall not be recorded.

(g)  The Title Company shall serve as the “real estate reporting person” as that term is defined in Section 6045(e) of the Internal Revenue Code of 1986, as amended. This Agreement shall constitute a designation agreement, the name and address of the transferor and transferee of the Transaction appear in Section 18 hereof, and Seller and Buyer each agree to retain a copy of this Agreement for a period of four (4) years following the end of the calendar year in which Closing occurs. The provisions of this Section 21(g) shall survive Closing.

(h)  Both Seller and Buyer agree that they will cooperate, without further consideration, in taking such action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate the Transaction. The provisions of this Section 20(h) shall survive Closing.

(i)  Seller agrees that, so long as this Agreement is in effect, in the event Seller accepts any offer to purchase the Property from any prospective purchaser (other than (x) Buyer or its successors or assigns, (y) pursuant to joint written instructions from Buyer and the Other Buyers, or their respective successors or assigns, in accordance with Sections 6 and 14(b), or (z) any other party with a right of first refusal or right to purchase an Individual Property as contemplated by the last paragraph of Section 1 hereof), Seller shall be deemed to have elected to terminate this Agreement as to the Property as provided in Section 6 hereof. Seller’s acceptance of any such offer to purchase the Property, or any portion thereof, shall not be deemed either a breach or a default by Seller of this Agreement.

(j)  The provisions of this Agreement and the documents to be executed and delivered at the Closing are and will be for the benefit of Seller, Buyer and their permitted successors and assigns only and are not for the benefit of any third party, and accordingly, no

23

third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at the Closing.

(k)  All references to “business days” contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event under this Agreement is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or time period shall expire on the next succeeding business day.

(l)  Buyer may assign or transfer its rights and obligations under this Agreement, in part or in whole, to any affiliate of Buyer or to an Other Buyer without the consent of Seller. Buyer shall notify Seller prior to any such transfer. Upon such transfer, the terms and provisions of this Agreement shall inure to the benefit of and be binding upon such affiliate of Buyer or, as applicable, such Other Buyer (as Buyer’s assignee) and Buyer shall be released of all further obligations and liability hereunder thereafter first accruing.

(m)  Seller acknowledges and agrees that Buyer’s acquisition of the Property may be the acquisition of replacement property in a qualifying exchange of like-kind property under Section 1031 of the Internal Revenue Code of 1986, as amended. Seller agrees to cooperate with Buyer in the completion of such an exchange, including a reverse exchange and the conveyance and/or assignment of this Agreement to an exchange accommodation titleholder or an entity controlled by an exchange accommodation titleholder in accordance with the procedures outlined in Revenue Procedure 2000-37 (collectively the “Exchange”), pursuant to Buyer’s separate exchange agreement with a qualified intermediary (the “Intermediary”). Such cooperation may include, without limitation, (i) the assignment of this Agreement by Buyer to the Intermediary, and the acknowledgment of such assignment by Seller, (ii) the acceptance of the Purchase Price from the Intermediary, (iii) the conveyance of the Property to Buyer pursuant to a written direction of the Intermediary, and (iv) the reassignment of this Agreement to Buyer from the Intermediary immediately following the completion of the Exchange, and the acknowledgment by Seller of such reassignment. In consideration for the cooperation of Seller in the Exchange, Buyer hereby agrees to indemnify and hold Seller and each of its officers, directors, partners, employees, and agents thereof harmless from and against any and all claims, liabilities, expenses or judgments arising out of, based upon, attributable to or resulting from any act or failure to act of Seller if such act or failure to act arose out of Seller’s obligation to cooperate with Buyer pursuant to the terms of this Section 21(m).

(n)  This Agreement may be executed in counterparts, each of which shall be a fully executed original and all of which together shall constitute one and the same instrument.

(o)  As used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

(p)  The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

24

[SIGNATURE PAGES TO FOLLOW]

25

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives.

            SELLER:

            LOGAN’S ROADHOUSE, INC.
            a Tennessee corporation

            By: /s/ N.B. Forrest Shoaf_____________
            Name: N.B. Forrest Shoaf_____________
            Title:    Director and Assistant Secretary

            Date: October 30, 2006

            BUYER:

            WACHOVIA DEVELOPMENT CORPORATION,
            a North Carolina corporation

            By: /s/ Weston Ross Garrett___________
            Name: Weston Ross Garrett___________
            Title: Director

            Date: October 30, 2006

TO HELP FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON OR CORPORATION WHO ENTERS INTO A BUSINESS RELATIONSHIP WITH BUYER.

26

EXHIBIT A

Land

Store No.	Address	City	State

306	740 NW Broad	Murfreesboro	TN
307	7087 Baker's Bridge Ave	Franklin	TN
309	2119 Gunbarrell Rd	Chattanooga	TN
310	970 State Rd 131	Clarksville	IN
320	3933 Arkwright Rd	Macon	GA
328	4249 Balmoral Drive	Huntsville	AL
332	201 Constitution Dr	W. Monroe	LA
340	11301 Abercom Street	Savannah	GA
348	3060 W. Sandlake Road	Orlando	FL
354	2513 S. Stemmons Freeway	Lewisville	TX
356	14235 Hall Road	Shelby Township	MI
369	2315 Beltline Road S.W.	Decatur	AL
375	39605 Ford Road	Canton	MI
377	40 Ali Way	Oxford	AL
379	1007 Village Green Crossing	Gallatin	TN
381	5645 Pearl Dr.	Evansville	IN
394	701 E Stassney Bldg. C	Austin	TX
404	277 Dogwood Blvd	Flowood	MS
409	2584 Battlefield Parkway	Ft. Olgethorpe	GA
420	7612 N. 10th Street	N. McAllen	TX
432	2819 Centre Drive	Beaver Creek	OH
435	2920 Scottsville Rd	Bowling Green	KY

EXHIBIT B

Leases

NONE

EXHIBIT C

Form Closing Lease

[A COPY OF THE FORM CLOSING LEASE IMMEDIATELY FOLLOWS THIS PAGE]

EXECUTION COPY

[SUBJECT TO ACCOUNTING REVIEW]

LEASE AGREEMENT

Between

____________________________________,

a _________________________,

as Landlord,

and

LOGAN’S ROADHOUSE, INC.,

a Tennessee corporation,

as Tenant,

Dated as of October __ , 2006

TABLE OF CONTENTS

ARTICLE I AGREEMENT TO LEASE..........................................................................................................................................................................	1

1.1 Demise..................................................................................................................................................................................................	1

1.2 Condition...............................................................................................................................................................................................	1

1.3 Quiet Enjoyment....................................................................................................................................................................................	2

ARTICLE II TERM...	2

2.1 Term .....................................................................................................................................................................................................	2

2.2 Option to Renew....................................................................................................................................................................................	2

2.3 Termination............................................................................................................................................................................................	2

ARTICLE III RENT.......................................................................................................................................................................................................	3

3.1 Base Rent...............................................................................................................................................................................................	3

3.2 Additional Rent; Rent Defined.................................................................................................................................................................	4

3.3 Payment of Rent.....................................................................................................................................................................................	4

3.4 Past Due Rent........................................................................................................................................................................................	5

ARTICLE IV USE AND OPERATION OF PREMISES...............................................................................................................................................	5

4.1 Permitted Use........................................................................................................................................................................................	5

4.2 Manner of Operation.............................................................................................................................................................................	6

4.3 Compliance with Laws...........................................................................................................................................................................	7

4.4 Hazardous Materials and Sweage Prohibited..........................................................................................................................................	7

4.5 Intentionally Omitted..............................................................................................................................................................................	11

4.6 Continuous Operations...........................................................................................................................................................................	11

4.7 Compliance with Restrictions, Etc...........................................................................................................................................................	12

ARTICLE V TAXES, ASSESSMENTS AND COMMON AREA MAINTENANCE CHARGES................................................................................	12

i

5.1 Real Estate Taxes and Assessments..........................................................................................................................................................	12

5.2 Common Area Maintenance Charges........................................................................................................................................................	14

ARTICLE VI UTILITIES.................................................................................................................................................................................................	15

6.1 Utilities.....................................................................................................................................................................................................	15

ARTICLE VII INSURANCE..........................................................................................................................................................................................	15

7.1 Insurance by Tenant.................................................................................................................................................................................	15

7.2 Carriers and Features...............................................................................................................................................................................	18

7.3 Failure to Procure Insurance....................................................................................................................................................................	18

7.4 Waiver of Subrogation..............................................................................................................................................................................	18

7.5 Blanket Policy...........................................................................................................................................................................................	19

ARTICLE VIII ADDITIONS, ALTERATIONS AND REMOVALS...............................................................................................................................	19

8.1 Prohibition.................................................................................................................................................................................................	19

8.2 Permitted and Required Renovations.........................................................................................................................................................	19

ARTICLE IX MAINTENANCE AND REPAIRS.............................................................................................................................................................	21

9.1 Repairs by Tenant.....................................................................................................................................................................................	21

9.2 Landlord's Obligation................................................................................................................................................................................	22

ARTICLE X DAMAGE OR DESTRUCTION..................................................................................................................................................................	22

10.1 Restoration and Repair...........................................................................................................................................................................	22

10.2 Escrow of Insurance Proceeds................................................................................................................................................................	22

10.3 Uninsured Losses....................................................................................................................................................................................	23

10.4 No Abatement of Rent.............................................................................................................................................................................	23

10.5 Material Casualty.....................................................................................................................................................................................	23

ARTICLE XI CONDEMNATION....................................................................................................................................................................................	24

11.1 Non-Material Taking................................................................................................................................................................................	24

11.2 Material Taking........................................................................................................................................................................................	24

11.3 Award..................................................................................................................................................................................................	26

11.4 Disputes................................................................................................................................................................................................	26

ARTICLE XII LANDLORD'S RIGHT TO INSPECT.....................................................................................................................................................	26

12.1 Landlord's Right to Inspect....................................................................................................................................................................	26

ARTICLE XIII ASSIGNMENT AND SUBLETTING....................................................................................................................................................	27

13.1 Assignment and Subletting.....................................................................................................................................................................	27

ARTICLE XIV LANDLORD'S INTEREST NOT SUBJECT TO LIENS.......................................................................................................................	30

14.1 Liens, Generally.....................................................................................................................................................................................	30

14.2 Mechanics' Liens...................................................................................................................................................................................	30

14.3 Contest of Liens...................................................................................................................................................................................	31

14.4 Notices of Commencement of Construction..........................................................................................................................................	31

ARTICLE XV SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE..................................................................................................	31

15.1 Subordination.......................................................................................................................................................................................	31

15.2 Attornment...........................................................................................................................................................................................	32

15.3 Rights of Mortgagees, Beneficiaries and Assignees.................................................................................................................................	32

ARTICLE XVI END OF TERM; RIGHT OF FIRST REFUSAL...................................................................................................................................	33

16.1 Surrender of Premises..........................................................................................................................................................................	33

16.2 Holding Over.......................................................................................................................................................................................	33

16.3 Right of First Refusal............................................................................................................................................................................	33

ARTICLE XVII LIABILITY OF LANDLORD; INDEMNIFICATION.........................................................................................................................	35

17.1 Liability of Landlord..............................................................................................................................................................................	35

17.2 Indemnification of Landlord..................................................................................................................................................................	35

17.3 Notice of Claim or Suit..........................................................................................................................................................................	36

17.4 Limitation of Liability of Landlord...........................................................................................................................................................	36

ARTICLE XVIII DEFAULT...........................................................................................................................................................................................	36

18.1 Events of Default...................................................................................................................................................................................	36

18.2 Remedies on Default..............................................................................................................................................................................	39

18.3 Landlord May Cure Tenant Defaults.....................................................................................................................................................	41

18.4 Landlord's Lien Waiver.........................................................................................................................................................................	41

18.5 Rights Cumulative..................................................................................................................................................................................	41

ARTICLE XIX NOTICES..............................................................................................................................................................................................	42

ARTICLE XX SUBSTITUTION OF PREMISES..........................................................................................................................................................	43

20.1 Definitions.............................................................................................................................................................................................	43

20.2 Conditions to Subtitution........................................................................................................................................................................	44

ARTICLE XXI FINANCIAL REPORTING/FINANCIAL COVENANT......................................................................................................................	48

21.1 Financial Reporting...............................................................................................................................................................................	48

ARTICLE XXII ECONOMIC INFEASIBILITY............................................................................................................................................................	49

22.1 Economic Infeasibility............................................................................................................................................................................	49

ARTICLE XXIII MISCELLANEOUS............................................................................................................................................................................	50

23.1 "Net" Lease..........................................................................................................................................................................................	50

23.2 Estoppel Certificates.............................................................................................................................................................................	50

23.3 Intentionally Omitted.............................................................................................................................................................................	50

23.4 No Partnership or Joint Venture............................................................................................................................................................	51

23.5 Entire Agreement..................................................................................................................................................................................	51

23.6 Waiver..................................................................................................................................................................................................	51

23.7 Time.....................................................................................................................................................................................................	51

23.8 Costs and Attorneys' Fees.....................................................................................................................................................................	51

23.9 Captions and Headings; Usage...............................................................................................................................................................	51

23.10 Severability...........................................................................................................................................................................................	52

23.11 Successors and Assigns.........................................................................................................................................................................	52

23.12 Applicable Law...................................................................................................................................................................................	52

23.13 Recordation of Memorandum of Lease................................................................................................................................................	52

23.14 Waiver of Jury Trial............................................................................................................................................................................	52

23.15 Counterparts.......................................................................................................................................................................................	52

23.16 Intentionally Omitted...........................................................................................................................................................................	52

23.17 Tenant Merger....................................................................................................................................................................................	52

23.18 Tax Treatment Disclosure....................................................................................................................................................................	52

23.19 Specially Designated Nationals; Blocked Persons; Embargoed Persons................................................................................................	53

23.20 Notice of Material Debt Default...........................................................................................................................................................	54

v

Exhibit A    -    Legal Description
Exhibit B    -    Cease Operations Lease Pool
Exhibit C    -    Leasehold Mortgage Subordination, Non-Disturbance Agreement
Exhibit D    -    Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit E-1       -          Form of Tenant Estoppel Certificate
Exhibit E-2       -    Form of Landlord Estoppel Certificate
Exhibit F    -    Form of Amended and Restated Lease
Exhibit G    -    Form of Memorandum of Lease
Schedule 13.1(i)-    List of Non Sale-Leaseback Stores

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into effective as of the ___ day of October, 2006 (the “Effective Date”) by and between ______________, a ____________ (the “Landlord”) and LOGAN’S ROADHOUSE, INC., a Tennessee corporation (the “Tenant”);

W I T N E S SE T H:

WHEREAS, Tenant owned fee simple title to certain real property having a street address of _______________, in the City of _________, County of __________, State of _________, as more particularly described in Exhibit A attached hereto (the “Land”), upon which a building was constructed containing approximately ___________ (_____) square feet, together with related site improvements (the “Improvements”);

WHEREAS, Tenant on the Effective Date hereof has conveyed the Land and Improvements to Landlord together with all licenses, rights, privileges and easements appurtenant thereto (the Land, Improvements and appurtenant rights are collectively referred to herein as the “Premises”); and

WHEREAS, Tenant desires to lease back from Landlord, and Landlord has agreed to lease back to Tenant, all of the Premises upon the terms and conditions as more particularly hereinafter provided and described;

NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:

     ARTICLE I
AGREEMENT TO LEASE

1.1  Demise.    Landlord does hereby demise, let and lease unto Tenant, and Tenant does hereby hire, lease and take as Tenant from Landlord, the entire Premises upon those terms and conditions hereinafter set forth.

1.2  Condition.    Tenant acknowledges and agrees that the Premises are and shall be leased by Landlord to Tenant in their present “as is” condition, and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., “as-is”, on and as of the Effective Date. Tenant acknowledges that Tenant shall, subject to the terms of Lease (including the termination options set forth in Sections 10.5 and 11.2), be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Premises in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. Tenant agrees that, by leasing the Premises, Tenant warrants and represents that Tenant has examined and approved all things concerning the Premises which Tenant deems material to Tenant’s leasing and use of the Premises. Tenant further acknowledges and agrees that (a) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Premises or which has induced Tenant to execute this Lease except as contained in this Lease, and (b) any other representations and warranties are expressly disclaimed by Landlord.

1.3  Quiet Enjoyment.    Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant’s part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord and any Person (as hereinafter defined) claiming by or through Landlord; subject, however, to the terms, provisions and conditions of this Lease.

    ARTICLE II
TERM

2.1  Term.    The initial term of this Lease (the “Initial Term”) shall, unless sooner terminated as elsewhere provided in this Lease, commence on the Effective Date and shall terminate and expire at 11:59 p.m. on the date immediately preceding the twentieth (20th) anniversary of the Effective Date. The Initial Term, together with any properly exercised Option Period (as hereinafter defined), shall be collectively referred to herein as the “Term”.

2.2  Option to Renew.    Tenant shall have and is hereby granted five (5) options (individually an “Option”) to extend this Lease beyond the Initial Term for an additional period of five (5) years each (individually an “Option Period”). Tenant may exercise each such Option successively by giving written notice to Landlord not less than nine (9) months prior to the expiration of the Initial Term or expiration of the then current Option Period, as applicable. Notwithstanding the foregoing, Tenant shall not be entitled to extend the Term if, at the time of exercise of an Option or at the time of commencement of an Option Period, an Event of Default shall then exist. If Tenant shall fail, or shall not be entitled pursuant to the preceding sentence, to extend the Term for an additional Option Period, all remaining rights of renewal shall automatically expire. Any Option Period shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Base Rent (as hereinafter defined) for each Option Period shall be determined pursuant to Sections 3.1(c) and (d) hereof.

2.3  Termination.    Notwithstanding any present or future law to the contrary and subject to the termination options set forth in Sections 10.5 and 11.2, this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason; provided, however, that Tenant is not required by this Section 2.3 to violate any future law or other legal requirement.

    ARTICLE III
RENT

3.1  Base Rent.

    (a)  Beginning on the Effective Date and continuing through the Initial Term and the first two (2) Option Periods (if applicable), and subject to both proration and increase, each as set forth below, Tenant shall pay annual base rent for the Premises, together with all applicable sales and use taxes thereon, in the annual amount of [TO BE 7.80% OF THE ALLOCATED PURCHASE PRICE] $_______, payable in equal monthly installments of $_________ each (collectively, the “Base Rent”). Notwithstanding the foregoing, commencing with the first calendar month in the second (2nd) Lease Year (as hereinafter defined), and continuing in the first calendar month of each Lease Year thereafter, the amount of Base Rent payable by Tenant hereunder shall increase by two times the percentage change in the Consumer Price Index (United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, as published by the United States Department of Labor’s Bureau of Statistics) during the twelve (12) month period that ends on the last day of the ninth month of the immediately preceding Lease Year, subject, however, to a maximum increase of 1.75% and a minimum increase of 0.35% (such percentage change, the "CPI Percentage Change").

(b)  Base Rent for each Lease Year during the Term shall be paid by Tenant to Landlord in equal monthly installments, in advance, by wire transfer in immediately available federal funds to such account in such bank as Landlord (or Lender on behalf of Landlord) shall designate, from time to time (the “Rent Account”), on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the Effective Date; provided, however, that Landlord and Tenant agree that the prorated Base Rent payable for the period from the Effective Date to the first day of the first full calendar month following the Effective Date, if any, shall be due on the Effective Date. For the purposes of this Lease, the term “Lease Year” shall mean and be defined as each twelve (12) month period commencing on the first day of the first (1st) full calendar month immediately following the Effective Date; provided, however, that the first (1st) Lease Year shall include the period from the Effective Date to the first (1st) day of the next following calendar month after the Effective Date. Base Rent shall be proportionately prorated for any extended or partial month during the Term (i.e. the first (1st) Lease Year and/or the final Lease Year).

(c)  Base Rent for the third, fourth and fifth Option Periods shall be determined prior to the initiation of each such applicable Option Period as the greater of (i) the amount of Base Rent payable for the immediately preceding Lease Year, or (ii) the fair market rental value at time of the initiation of such Option Period, determined pursuant to Section 3.1(d) hereof. In addition, commencing with the first (1st) calendar month in the second (2nd) Lease Year of each of the third, fourth and fifth Option Periods, and continuing in the first calendar month of each Lease Year thereafter in such applicable Option Period, the amount of Base Rent payable by Tenant during such Option Period shall increase by two times the CPI Percentage Change. After Tenant’s exercise of the third, fourth or fifth Option, as applicable, Tenant shall, within ten (10) days after Landlord’s written request therefor, execute, acknowledge and deliver to Landlord an instrument confirming that such Option has been effectively exercised, confirming the extended expiration date of this Lease and confirming the Base Rent for the applicable Option Period.

(d)  Landlord and Tenant shall endeavor in good faith to agree upon a commercially reasonable fair market rent within thirty (30) business days after Tenant’s notice of an exercise of the third, fourth or fifth Option, as applicable. Failing such efforts, Landlord shall designate an independent MAI appraiser to determine the annual fair market rental value within forty (40) days after Tenant’s notice of the exercise of such Option. Within ten (10) days after selection of Landlord’s appraiser, Landlord shall notify Tenant of the determination made by Landlord’s appraiser with respect to the annual fair market rental value. Tenant shall then have twenty (20) days to dispute such determination and to select its own independent MAI appraiser. In the event that Tenant fails to select its appraiser within such twenty (20) day period, the determination of Landlord’s appraiser shall constitute such annual fair market rental value. Within ten (10) days after selection of Tenant’s appraiser, the two appraisers shall meet and attempt to agree as to the annual fair market rental value for the Premises for the Option Period in question. In the event that such appraisers are unable to agree as to such annual fair market rental value then: (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute such annual fair market rental value; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, which appraiser shall select which of the determinations of the first two appraisers shall constitute such annual fair market rental value. Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant. Any appraiser selected pursuant to this Section 3.1(c) must have at least ten (10) years experience in appraising commercial real estate in the area in which the Premises are located. The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers in accordance with this Section 3.1(c) shall be final, binding and conclusive upon Landlord and Tenant.

3.2  Additional Rent; Rent Defined.    If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord under this Lease for any sum other than Base Rent (including, without limitation (i) any out-of-pocket costs, charges or penalties (including prepayment or defeasance costs and penalties), if any, incurred by Landlord or Lender (as hereinafter defined) as a result of any prepayment or defeasance, and (ii) any amounts that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease), the amount thereof shall be deemed to constitute additional rent (the “Additional Rent”) and shall be due and payable by Tenant to Landlord, together with all applicable sales taxes thereon, if any, simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same. For the purposes of this Lease, the term “Rent” shall mean and be defined as all Base Rent and Additional Rent due from Tenant to Landlord hereunder.

3.3  Payment of Rent.    Each of the foregoing amounts of Rent and other sums shall be paid to Landlord without demand and without deduction (except as expressly set forth in Section 11.1 hereof), diminution, abatement, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord, and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such Rent and other sums shall be paid to Landlord by legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant or at Landlord’s option at any time during the Term, by electronic funds transfer to such account directed by Landlord in writing to Tenant or by check subject to collection paid to the order of Landlord or such party as Landlord designates. In the event that Landlord elects to have Rent paid by electronic funds transfer, any Rent that shall become due on a Saturday, Sunday or banking holiday shall be due on the next bank day and shall not be deemed to be late. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

3.4  Past Due Rent.    If Tenant fails to make any payment of Rent or any other sums or amounts to be paid by Tenant hereunder on or before the date such payment is due and payable, Tenant shall pay to Landlord the amount of any late fee charged by any applicable mortgagee of the Premises; provided, however, that such late fee shall not exceed five percent (5%) of the amount of such applicable payment of Rent. In addition, such past due payment shall bear interest from the date such payment became due to the date of payment thereof by Tenant at a rate which is equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum interest rate then allowable under the laws of the State in which the Premises are located. Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.

ARTICLE IV
USE AND OPERATION OF PREMISES

4.1  Permitted Use.  Tenant covenants that it shall, throughout the Term (subject to Section 4.6 herein), use and occupy the Premises only as a restaurant or other lawful use not otherwise prohibited by this Section 4.1. The following uses shall be prohibited on the Premises under any and all circumstances:

(a)  any obnoxious odor, noise or sound which can be heard or smelled outside of the Building; provided, however, that (i) any usual music and paging system shall be allowed, (ii) typical restaurant odors shall not be deemed prohibited hereby, and (iii) if allowed by local ordinance and not restricted by covenant or declaration, live music may be played;

(b)  any operation primarily used as a warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation;

(c)  any mobile home, trailer court, labor camp, junk yard or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance);

(d)  any dumping, disposing, incineration or reduction of garbage (exclusive of garbage compactors located in the rear of any building);

(e)  any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation;

(f)  any automobile, truck, trailer or RV sales, leasing or display or facility doing auto body repair;

(g)  any bowling alley;

(h)  any skating rink, school or other place of public assembly;

(i)  any living quarters, sleeping apartments or lodging rooms;

(j)  any veterinary hospital or animal raising facility (except that this provision shall not prohibit pet shops such as Pet’s Mart or Petstuff or the maintenance of live animals for sale or the provision of veterinary services in conjunction with the operation of any such pet shop);

(k)  any mortuary;

(l)  any establishment which has as more than two percent (2%) of its floor area displaying, exhibiting or selling pornographic materials, including, without limitation any adult book or film store and any adult entertainment nightclub;

(m)  any bar, tavern, night club or other establishment whose principal business (with respect to any establishment or business other than a "Logan's" restaurant, greater than thirty percent (30%) of revenue, which percentage may be increased from time to time with Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned) is the sale for on premises consumption of alcoholic beverages; provided, however, that nothing contained herein shall in any way prohibit or limit the selling of alcoholic beverages by a restaurant operation as contemplated by this Section 4.1.

(n)  any theater or cinema;

(o)  any flea market, amusement arcade, pool or billiard hall, dance hall or discotheque, carnival, circus or off-track betting parlor;

(p)  the overnight storage of motor vehicles;

(q)  any central laundry, dry cleaning facility or laundromat; or

(r)  any use which involves the sale or dispensing of motor vehicle fuels and oil products, including gasoline, ethanol and diesel fuel.

4.2  Manner of Operation.    Throughout the Term (subject to Section 4.6 herein), Tenant shall operate the Premises in a manner consistent with, and comparable to, the operation of Tenant’s other operating locations.

4.3  Compliance with Laws.     Tenant shall at all times keep and maintain the Premises in compliance in all material respects with all applicable laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all federal, state, county and municipal governments and of all other governmental agencies or authorities having or claiming jurisdiction over the Premises or the business activities conducted thereon or therein and of all of their respective departments, bureaus, agencies or officers, and of any insurance underwriting board or insurance inspection bureau having or claiming such jurisdiction or any other body exercising similar functions. Notwithstanding the generality of the foregoing, Tenant shall, at its sole expense, maintain the Premises in compliance in all material respects with all applicable federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereafter enacted or rendered governing accessibility for the disabled or handicapped, including, without limitation, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Americans With Disabilities Act, the accessibility code(s), if any, of the State in which the Premises are located, and all regulations and guidelines promulgated under any all of the foregoing, as the same may be amended from time to time (collectively, the “Accessibility Laws”); provided, however, that compliance with any such Accessibility Laws enacted after the Effective Date shall not be required by Tenant to the extent that the Premises are “grandfathered” under such new Accessibility Law (i.e., the continued use of the Improvements that were erected or installed prior to the enactment or promulgation of such new Accessibility Laws shall remain a lawful and compliant use).

4.4  Hazardous Materials and Sewage Prohibited.

(a)  Definitions. The following terms shall have the following meanings:

(i)  “Environmental Requirements”, as used herein, shall mean, without limitation, any and all present or future federal, state, and local government laws (including common law), governmentally imposed rules, regulations, statutes, codes, ordinances, directives, guidance documents, clean-up or other standards, and any other governmental requirements or standards which pertain to, regulate, or impose liability or standards of conduct concerning the use, storage, human exposure to, handling, transportation, release, clean-up or disposal of Hazardous Materials.

(ii)  “Hazardous Materials” shall mean and be defined as any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered, and shall include, without limitation, all oil, gasoline and petroleum based substances, and all biocontaminants, mold, mildew or other airborne pollutants.

(iii)  “Pre-Existing Environmental Condition” shall mean the presence of: (A) Hazardous Materials in soil, groundwater or surface water on or about the Premises which first existed or first occurred prior to the Effective Date; or (B) any other environmental condition in the soil, groundwater or surface water on or about the Land or in the Improvements, which first existed or first occurred prior to the Effective Date.1

(iv)  “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment any Hazardous Materials on, over, under, from or affecting the Premises or the air, soil, water vegetation, buildings, personal property, persons or animals thereon, whether occurring before or during the Term.

(v)  “Storage Tank System” means a complex of one or more underground or aboveground storage tanks and their associated underground, aboveground, and/or connected piping and related fuel dispensing, pumping, mechanical, control and detectional equipment, as more particularly located on the Land; provided, however, that the term “Storage Tank System” shall not include any aboveground tanks or canisters (and related dispensing, pumping, mechanical, control and detectional equipment) containing carbon dioxide or other materials used in beverage dispensing systems. Tenant is and shall remain and be the owner and operator of all Storage Tank Systems (if any) on the Land, and, accordingly, is further deemed to be such for purposes of compliance with any liabilities arising from all applicable laws relating to such Storage Tank Systems.

(b)  Environmental Compliance. Tenant shall comply with all Environmental Requirements relating to the use, storage, transportation, dispensing, sale or Release of Hazardous Materials at the Premises. Tenant shall not use, store, transport, dispense or sell Hazardous Materials at the Premises, or surrounding areas, except as reasonably necessary for a permitted use of the Premises. Except as set forth in Schedule 4.4 hereto, Tenant shall not locate a Storage Tank System on the Premises without the prior consent of Landlord. Tenant shall not Release, nor shall Tenant knowingly allow any employee, contractor, agent, invitee, licensee, customer or sublessee to Release, any Hazardous Materials on or into the Premises or into the air or the surrounding land, surface water or ground water. All reporting, investigation and/or remediation requirements under any Environmental Requirements with respect to any and all Releases of Hazardous Materials at, on, from or near the Premises are the responsibility of Tenant. Tenant promptly shall abate and remediate any Release in compliance with all Environmental Requirements.

1    No sites with pre-existing conditions will be included in the transaction contemplated by this Lease withouth Landlord and Tenant agreement.

(c)  Tenant’s Responsibility for Hazardous Materials. Hazardous Materials at, on or under the Premises shall be the responsibility of Tenant and Tenant shall be liable for and responsible for all Hazardous Materials, including without limitation, at Tenant’s sole cost (i) any Pre-Existing Environmental Condition; (ii) permitting, reporting, assessment, testing, investigation, treatment, removal, remediation, transportation and disposal of Hazardous Materials at, on or under the Premises as directed by any governmental agency, as required by Environmental Requirements; (iii) damages, costs, expenditures and claims for injury to persons, property, the Premises and surrounding air, land, surface water, and ground water resulting from Hazardous Materials at, on or under the Premises; (iv) claims by any governmental agency or third party associated with injury to surrounding air, land, surface water and ground water or other damage resulting from Hazardous Materials at, on or under the Premises; (v) damages or injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord to the extent caused by Hazardous Materials at, on or under the Premises; (vi) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed in any manner by any governmental agency asserting jurisdiction, or under any Environmental Requirements with respect to Hazardous Materials at, on or under the Premises; (vii) damages, costs and expenditures for injury to natural resources to the extent caused by Hazardous Materials at, on or under the Premises as directed by any governmental agency or otherwise as required by Environmental Requirements; (viii) compliance with Environmental Requirements regarding the use, storage, transportation, Release, disposal, dispensing or sale of Hazardous Materials at, on or under the Premises; and (ix) any other liability or obligation related to Hazardous Material at, on or under the Premises (including, without limitation, abatement of the underlying cause of any mold (including water intrusion), and repair of any leaks and associated water damage at the Premises). While Landlord is not required to incur any costs, fees (including attorney, consultant and expert witness fees) or expenses for environmental compliance, testing, investigation, assessment, remediation or cleanup relating to Hazardous Materials at, on or under the Premises, should Tenant fail to perform any remediation required hereunder and as a result, Landlord incurs any reasonable costs, expenses or fees relating to Hazardous Materials at the Premises or surrounding lands or surface water or ground water, Tenant shall promptly reimburse Landlord for said reasonable costs, expenses or fees.

(d)  Tenant’s Environmental Indemnification. Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, and sums paid in settlement of claims, and reasonable attorneys’, consultation, and expert fees) which arise before, during or after the Term as a result of any Pre-Existing Environmental Condition or as a result of Hazardous Materials placed at, on or under the Premises during the Term. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation or site conditions or any clean-up, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water at, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant and are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Premises; provided, however, that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not reasonably be expected to have any material adverse long-term or short-term effect on the Premises.

(e)  Tenant Records and Notification Obligation. Tenant shall promptly notify Landlord of any of the following: (i) Tenant’s receipt of any written correspondence or communication from any Person regarding any alleged violations in connection with the application of Environmental Requirements to the Premises or Tenant’s operation of the Premises; (ii) Tenant’s receipt of any written correspondence, communication or notification of Tenant’s alleged non-compliance with either the federal or state Emergency Planning and Community Right to Know Acts; (iii) any change in Tenant’s operations on the Premises that will enlarge or has the potential to enlarge Tenant’s obligations or liabilities under the Environmental Requirements; and (iv) any Releases or suspected Releases of any and all Hazardous Materials at, from or near the Premises. Tenant shall provide Landlord with copies of all reports, studies, complaints, claims, directives, citations, demands, inquiries, notices of violation, or orders relating to Hazardous Materials at or emanating from or to the Premises, at any time, or any alleged non-compliance with Environmental Requirements at the Premises, reasonably promptly (and in no event later than fifteen (15) days) after such documents are provided to or generated by Tenant. Landlord shall have the right, by written request to Tenant not more frequently than once in any calendar year, to require Tenant to provide to Landlord copies of Tenant’s file with respect to environmental matters on the Premises; provided, however, that (i) Tenant may exclude from such file any materials that are subject to an attorney-client or other legally recognized privilege to the extent necessary to prevent the waiver of such privilege (collectively, “Privileged Information”), and (ii) Tenant is not responsible for delivering duplicates of notices, communications or correspondence previously provided to Landlord in accordance with this Section 4.4(e). Upon such request, Tenant shall provide a copy of all correspondence, reports and other written material in Tenant’s environmental file for the Premises, except for any Privileged Information.

(f)  Landlord’s Right of Entry. At Landlord’s expense and upon written notice as required below, Landlord, or its representatives or consultants, shall have the right to enter upon the Premises and make any inspection, tests, measurements, investigation or assessment Landlord deems necessary in the exercise of its reasonable judgment in order to determine the presence of Hazardous Materials and/or to determine whether the Premises are in compliance with applicable Environmental Requirements; provided, however, that Landlord' right of entry as contemplated by this Section 4.4(f) shall be limited to the following circumstances: (A) Landlord shall have a reasonable suspicion that the Premises is in violation of applicable Environmental Requirements, (B) in connection with a sale of the Premises, (C) in connection with a financing of the Premises, or (D) if required by the mortgagee of the Premises. Landlord will not make borings on the Premises except if strictly in compliance with the following: (i) borings are recommended by an environmental professional as that term is defined by ASTM following, or as part of, a Phase II Environmental Site Investigation, (ii) all borings will be made during non-business hours, (iii) the borings will not unreasonably interfere with access, parking or business operations at the Premises; and (iv) the Premises will be promptly returned to their prior condition at Landlord's expense. Any entry on the Premises by Landlord shall be performed in accordance with the requirements of Article XII hereof. Nothing herein shall be deemed to require Landlord to conduct any such testing, measurement, investigation or assessment. Landlord shall give Tenant a minimum of thirty (30) days’ written notice prior to conducting any such inspection, tests, borings, measurements, investigation or assessment except under urgent or emergency conditions Landlord shall only be obligated to give such notice as is reasonable given the emergency circumstances. Landlord’s right of entry and inspection shall include the right to inspect Tenant’s records required to be maintained pursuant to Environmental Requirements. If such inspections disclose any Hazardous Materials present on or Released from the Premises which are in violation of the terms of this Lease, then Tenant shall pay Landlord its reasonable expenses incurred in performing said tests, measurements, investigation or assessments; otherwise, all such expenses will be Landlord’s.

(g)  Intentionally Omitted.

(h)  Survival. The provisions of this Section 4.4 shall survive expiration or termination of this Lease but nothing herein shall obligate Tenant for any Hazardous Materials first existing on the Premises after the date of expiration or termination of this Lease and Tenant’s surrender and vacation of the Premises.

4.5  Intentionally Omitted.

4.6  Continuous Operations.

(a)  Subject to Tenant’s assignment and sublet rights under Article XIII hereof and subject to the conditions expressly provided in this Section 4.6, Tenant shall remain in actual physical possession of the Premises, and continuously operate its business, and fully stock and staff the Premises, during ordinary business hours (which may be during evening hours only) at its sole cost and expense throughout the Initial Term.

(b)  Notwithstanding the continuous operation covenant stated in Section 4.6(a) hereof, in the event Tenant ceases business operations at the Premises, Tenant shall not be in default of this Lease so long as (i) Tenant gives Landlord at least two (2) days' prior written notice of the date that it intends to Cease Operations (as hereinafter defined), (ii) Tenant, at all times prior to the expiration of the Term (or an early termination thereof), performs, and remains fully liable for, all other covenants and obligations contemplated by this Lease, including but not limited to, Tenant's obligation to pay Base Rent and Additional Rent, and Tenant's maintenance, repair and indemnity obligations, (iii) Base Rent payable for the period commencing on the first day Tenant is deemed to Cease Operations shall increase by $_________, [TO BE 1.50% OF THE ALLOCATED PURCHASE PRICE] until the date, if applicable, that Tenant re-commences business at the Premises, at which time, Base Rent shall equal the amount otherwise contemplated by Article 3 hereof, and (iv) Tenant shall not, at any time during the Cease Operations period, Cease Operations at more than one (1) other premises (other than the Premises described herein), in the aggregate, under those certain leases entered into between Landlord and Tenant more particularly described in Exhibit B hereto (the "Cease Operations Lease Pool"). For the purposes of this Lease, the term “Cease Operations” shall mean the cessation of Tenant’s business at the Premises for more than ten (10) consecutive days; provided, however, that such ten (10) day period shall not include (a) any period during which Tenant is unable to operate its business at the Premises due to any acts of terrorism, strike, riots, acts of God, fire or other casualty, shortages of labor or materials, war, governmental laws, regulations or restrictions or other events beyond the control of Tenant (other than lack of funds)

(collectively, "Force Majeure"), or (b) any period during which the Premises are being altered, renovated, repaired or restored by Tenant in accordance with, and in the time period permitted by, Sections 4.3, 4.4, 4.7, and 9.1, and Articles 8, 10, and 11 of this Lease.

4.7  Compliance With Restrictions, Etc.    Tenant, at its expense, shall comply with all restrictive covenants, declarations, reciprocal easement agreements or other title exceptions affecting the Premises and comply with and perform all of the obligations set forth therein. Such covenant shall not, however, be interpreted as a requirement of any type to remove any such title exceptions from record. Landlord agrees to not enter into any new restrictive covenants, declarations, reciprocal easement agreements or other title exceptions affecting the Premises without Tenant’s prior approval of the form and substance thereof, which approval shall not be unreasonably withheld. In addition to Tenant’s payment obligations under this Lease, Tenant shall pay all sums charged, levied or assessed under any restrictive covenants, declaration, reciprocal easement agreement or other title exceptions affecting the Premises promptly as the same become due and shall furnish Landlord evidence of payment thereof. Further, to the extent required by applicable laws, Tenant shall provide at its own cost and expense (i) automatic sprinkler protection within the building located on the Land, and (ii) fire extinguishers in all grease laden hoods and ducts in the cooking area of the Premises.

ARTICLE V
TAXES, ASSESSMENTS AND COMMON AREA MAINTENANCE CHARGES

5.1  Real Estate Taxes and Assessments.

From and after the Effective Date and continuing throughout the Term, Tenant’s obligations with respect to Real Estate Taxes (as hereinafter defined) shall be as follows:

(a)  As used herein, “Real Estate Taxes” shall mean all taxes, assessments and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may either prior to the Term hereof or during the Term hereof be charged, laid, levied, assessed, or imposed upon, or arise in connection with, the use, occupancy or possession of the Premises or any part thereof, including, without limitation, ad valorem real and personal property taxes, and all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to any of the foregoing by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of federal, state, county and municipal governments and of all other governmental authorities whatsoever.

(b)  (i) Tenant shall (A) pay the Real Estate Taxes in full directly to the taxing authorities, and (B) furnish Landlord with evidence showing payment of such Real Estate Taxes, in each case prior to the date of delinquency and before interest or penalties are due thereon. Tenant shall promptly request that any bill or invoice with respect to any Real Estate Taxes be forwarded directly to Tenant for payment. Landlord agrees to execute documents reasonably necessary to accomplish the foregoing. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Real Estate Taxes; provided, however, that Landlord shall not be liable for any additional expenses incurred by Tenant due to Landlord’s failure to deliver such bill or invoice, except as provided in Section 5.1(h) hereof.

(ii) Notwithstanding the foregoing, from an after the second (2nd) monetary Event of Default (as hereinafter defined) in any twelve (12) month period, Tenant shall pay the Real Estate Taxes in equal monthly installments in advance, together with its payment of Base Rent, in such amounts as are reasonably estimated and billed by Landlord based upon the total Real Estate Taxes for the preceding year (the “Estimated Taxes”); provided, however, that if, during the succeeding twenty four (24) month period after Tenant is required to commence the payment of Estimated Taxes pursuant to this Section 5.1(b)(ii), no further monetary Events of Default have occurred, Tenant's obligation to pay Estimated Taxes shall cease on the last day of the month that is the twenty fourth (24th) month following Tenant's initial payment of Estimated Taxes as contemplated hereunder and Tenant shall resume making payments of Real Estate Taxes directly to the taxing authority as contemplated by Section 5.1(b)(i) hereof, and Landlord shall promptly reimburse Tenant any Estimated Taxes then held by Landlord upon receipt of a written request from Tenant. Landlord may, once per calendar year, revise its estimate and may adjust such monthly payment accordingly. Within ninety (90) days after Landlord’s receipt all of the actual tax bills for such calendar year, Landlord will deliver a statement (a “Statement”) to Tenant which will (A) specify the actual amount of Real Estate Taxes due on the Premises for such calendar year, (B) include a recalculation of Real Estate Taxes for such calendar year based on the amount of the actual taxes for such year (the “Actual Taxes”); (C) include a copy of the tax bill or bills; and (D) set forth the Estimated Taxes for the next calendar year. If the Statement shows that the Actual Taxes Tenant owed for the prior calendar year were less than the Estimated Taxes paid by Tenant for such calendar year, Landlord shall return the difference (an “Overpayment”). If the Statement shows that the Actual Taxes Tenant owed for the prior calendar year were more than the Estimated Taxes paid by Tenant for such calendar year, Tenant shall return the difference (an “Underpayment”). The Overpayment or Underpayment shall be paid within thirty (30) days of delivery of the Statement to Tenant. Upon written request from Tenant, Landlord shall deliver to Tenant evidence of the payment of the Real Estate Taxes for the calendar year no later than thirty (30) days after the date Real Estate Taxes would be delinquent.

(c)  Tenant shall have the right to participate in all negotiations of the Real Estate Taxes and shall also have the right to contest the validity or the amount of any Real Estate Taxes by such appellate or other proceedings as may be appropriate in the applicable jurisdiction, and may, if applicable, defer payment of such obligations if payment would operate as a bar to such contest, and, if applicable, pay same under protest, or take such other steps as Tenant may deem appropriate; provided, however, that Tenant indemnifies Landlord from any expense (including reasonable attorney’s fees) or liability arising out of such contest, pursues such contest in good faith and with due diligence, posts any bond or security required by law in connection with such contest, gives Landlord written notice of its intention to contest, and takes no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Premises. Landlord shall, at Tenant’s expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant and shall execute any documents which Landlord may reasonably be required to execute and shall make any appearances which Landlord may reasonably be required to make in connection with such proceedings.

(d)  Should Landlord institute proceedings to contest the validity or the amount of any Real Estate Taxes, Tenant shall cooperate and shall make any appearances which Tenant may reasonably be required to make in such proceedings but shall not be obligated to incur any expense in connection therewith; provided, however, that Landlord pursues such contest in good faith and with due diligence and Landlord shall take no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Premises which might result in the termination of this Lease.

(e)  Should any of the proceedings referred to in Sections 5.1(c) and (d) hereof result in reducing the total annual Real Estate Taxes, Tenant shall be entitled to receive all refunds by the taxing authorities attributable to the Premises for any period for which Tenant has paid Real Estate Taxes after deducting therefrom payment of all of Landlord’s and Tenant’s out-of-pocket third party expenses incurred in any such proceeding in which a refund is paid. If no refund shall be secured in any such proceeding, the party instituting the proceeding shall bear the entire cost, or if Landlord institutes the proceeding at Tenant’s request, Tenant shall bear the entire cost.

(f)  Nothing in this Section 5.1 shall require Tenant to pay or reimburse Landlord for the payment of (i) any income, profit, inheritance, estate, succession, gift, franchise or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, by whatever authority imposed or however designated, or (ii) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Premises or any income to, or business activity of, Landlord not in connection with the Premises. Nothing herein shall require Tenant to pay or reimburse Landlord for the payment of any tax if Tenant’s payment of such tax or reimbursement of Landlord for the payment of such tax would violate any applicable law.

(g)  Tenant shall pay and discharge, when due, all taxes assessed during the Term against any leasehold interest or personal property of any kind owned by or placed in the Premises by Tenant. In addition to the Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such Rent or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Rent or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State in which the Premises are located or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

(h)  Landlord’s failure to deliver any tax bill or invoice in any time required herein shall not relieve Tenant of the ultimate responsibility for Tenant to pay any and all said Real Estate Taxes, except for any penalties or interest that result from said late delivery by Landlord to Tenant.

5.2  Common Area Maintenance Charges.     On or after the Effective Date and continuing throughout the Term, Tenant’s obligations with respect to Common Area Maintenance Charges (as hereinafter defined) shall be as follows:

(a)  As used herein, “Common Area Maintenance Charges,” also known as “CAMS,” shall mean any charge, assessment or imposition of any kind or nature whatsoever,

created or “passed through” to the owner or operator of the Premises relating to any and all shared expenses within any shopping center or development in which the Premises are located and which relate to any of the following (though such list is not intended to be exhaustive): the operating, leasing, equipping, lighting, painting, cleaning, repairing, replacing, resurfacing, paving, repaving, maintenance of any common areas within such shopping center or development, including landscaping, traffic control, sanitary assessments and services, snow removal, trash removal, and security services, in addition to administrative costs and other such costs as may be charged by the developer or owner of the shopping center or development to each and all users therein, including the owner or operator of the Premises.

(b)  Tenant shall cause all statements relating to charges for CAMS to be directed to Tenant, which will pay the same in accordance with the instruments which create the CAMS obligation, including payment into any prescribed escrow account, if the CAMS are required to be escrowed.

(c)  Tenant shall have the right to participate in any and all negotiations regarding reallocation or re-proration of CAMS with the owner or developer of such shopping center or development. In the event that litigation stems from such negotiations, Landlord will cooperate with Tenant and make such appearances as are reasonably necessary by Landlord. However, all costs relating to any such contest will be solely borne by Tenant.

(d)  In the event any sums remain in a CAMS escrow following expiration of the Term, Landlord will promptly remit to Tenant such sum following expiration of the Term.

ARTICLE VI
UTILITIES

6.1  Utilities.    Tenant shall be liable for and shall pay directly all charges, rents and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Premises before and/or during the Term. Landlord shall not be responsible or liable in any way whatsoever for the impairment, interruption, stoppage or other interference with any utility services to the Premises not caused by Landlord, its agents, employees, contractors, invitees or licensees. In any event, no interruption, termination or cessation of utility services to the Premises shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

ARTICLE VII
INSURANCE

7.1  Insurance by Tenant.   From and after the Effective Date and continuing throughout the Term, Tenant shall, at its sole cost and expense, maintain in full force and effect the following types and amounts of insurance coverage:

(a)  Special form insurance on the Improvements (together with the machinery and equipment which are attached to the Improvements in such a manner as to become fixtures (the “Equipment”)), including all permitted alterations, changes, additions and replacements thereof and thereto, including, without limitation, insurance against loss or damage caused by: (i) fire, windstorm and other hazards and perils generally included under extended coverage; (ii) sprinkler leakage; (iii) vandalism and malicious mischief; and (iv) boiler and machinery, all in an amount not less than the actual replacement cost of the Improvements and Equipment. Such insurance shall (A) contain an agreed amount endorsement with respect to the Improvements and Equipment, (B) provide for a deductible (the “Deductible”), subject to Section 7.1(h) hereof, not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter; provided, however, that on or before the commencement of each Lease Year, Landlord may review the loss history for the prior Lease Year and if, in Landlord’s commercially reasonable discretion, Landlord determines that such loss history requires a reduction, the Deductible may be reduced by Landlord to $100,000, which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter, and (C) contain endorsements insuring against liability for “demolition costs”, “increased cost of construction”, “ordinance or law” coverage and an “enforcement” endorsement if any of the Improvements or the use of the Premises shall at any time constitute legally non-conforming structures or uses. All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements in excess of or in addition to that required hereunder, shall be carried in favor of Landlord and Tenant, as their respective interests may appear.

(b)  Commercial general liability and property damage insurance providing coverage against liability for personal and bodily injury, death, property damage and liquor liability having limits of not less than One Million Dollars ($1,000,000.00) (which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter) per occurrence with a general aggregate of not less than Three Million Dollars ($3,000,000.00) (which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter), and with an umbrella liability policy in the amount of Five Million Dollars ($5,000,000.00) (which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter) ("Tenant's General Liability Insurance"). Such insurance shall cover at least the following hazards: (i) premises and operations; (ii) products and completed operations; (iii) independent contractors; (iv) blanket contractual liability for all written and oral contracts; and (v) contractual liability covering the indemnities contained in this Lease to the extent the same is available. Such insurance may be subject to a self-insured retention or deductible (the “Retention”), subject to Section 7.1(h) hereof, not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter. Such insurance, and any and all other liability insurance maintained by Tenant in excess of or in addition to that required hereunder, shall name Landlord as an additional insured. Notwithstanding anything to the contrary stated herein, Tenant may satisfy the requirements of this Section 7.1(b) by Tenant's primary or umbrella insurance policies.

(c)  Workers’ compensation insurance, in a form prescribed by the laws of the State in which the Premises are located, and employers’ liability insurance.

(d)  Builders’ risk insurance in accordance with the requirements of this Article VII, but only prior to the commencement of and during the construction of any permitted rehabilitation, replacement, reconstruction, restoration, renovation or alteration to the Premises, and only to the extent that such coverage is not being maintained by Tenant’s contractor(s) pursuant to a policy or policies that satisfy the requirements of this Article VII and are otherwise acceptable to Landlord and Lender.

(e)  Business interruption insurance in favor of Tenant, without a provision for co-insurance, in an amount sufficient to allow Tenant to pay Rent for the period of interruption, with a policy coverage limit of not less than the amount of Rent then payable by Tenant for twelve (12) consecutive calendar months.

(f)  Flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area” and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor thereto) in an amount which reasonably assures that there will be sufficient proceeds to replace the Improvements in the event of a loss against which such insurance is issued; provided, however, that such insurance shall provide, subject to Section 7.1(h) hereof, for a loss deductible limit (the “Flood Limit”) in an amount reasonably required for similar operations as those conducted by Tenant at the Premises in the same geographic area as the Premises.

(g)  Earthquake insurance, but only if the Premises are located in an a high risk earthquake area, in amounts, form and substance satisfactory to Landlord, and be on terms consistent with the all risk insurance policy required under Section 7.1(a) hereof; provided, however, that such insurance shall provide, subject to Section 7.1(h) hereof, for a loss deductible limit (the “Earthquake Limit”) in an amount reasonably required for similar operations as those conducted by Tenant at the Premises in the same geographic area as the Premises.

(h)  Notwithstanding the terms of Sections 7.1(a), (b) and (g) hereof, Tenant shall have the right, during any period that Tenant’s long-term unsecured debt is rated not less than BB+ by Standard & Poor’s (as hereinafter defined) or Ba1 by Moody’s (as hereinafter defined), to increase the amounts of any of the Deductible, the Retention, the Earthquake Limit, and the Flood Limit to such higher amounts that are then customary in the relevant insurance markets for comparable properties, as reasonably requested by Tenant and approved by Landlord.

(i)  If not otherwise insured for under Tenant's General Liability Insurance and if Tenant’s use of the Premises involves selling or distributing alcoholic beverages for on-Premises consumption, Tenant shall provide, keep and maintain in full force and effect liquor liability insurance, which may be satisfied by any combination of primary and/or umbrella coverage, in the amount of not less than Two Million Dollars ($2,000,000.00). Such insurance, if separate from the General Liability Insurance policy, may be subject to a commercially reasonable self-insurance retention or deductible not in excess of One Million Dollars ($1,000,000.00).

(j)  If required by Lender, insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available at a commercially reasonable cost.

(k)  In addition, Tenant shall, at Landlord’s request, not to be unreasonably made, provide, keep and maintain in full force and effect such other insurance for such risks and in such amounts as may from time to time be commonly insured against in the case of business operations similar to those conducted by Tenant at the Premises in the same geographic area as the Premises.

(l)  Notwithstanding anything to the contrary stated in this Section 7.1, Tenant shall self-insure for the total replacement value of the Premises in connection with any casualty not otherwise covered under the insurance policies required herein.

7.2  Carriers and Features. (a) All insurance policies required to be carried by Tenant as provided in this Article VII shall be issued by insurance companies authorized and licensed to do business in the State in which the Premises are located. The insurance companies must have: (i) claims paying ability rating by Standard & Poor’s of not less than A-, and (ii) a general policy rating of A- or better and a financial class of VIII or better assigned by A.M. Best Company, Inc. All such policies shall be for periods of not less than one year, and Tenant shall provide to Landlord, not less than three (3) business days prior to the expiration of existing policies, evidence that renewal or replacement policies shall be in place upon the expiration of such existing policies without any interruption in coverage. All such policies shall name Landlord, as well as any Lender or collateral assignee of Landlord, as additional insureds or loss payees, as appropriate, and shall require not less than ten (10) days’ written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. In addition to the foregoing, all policies of insurance required in Section 7.1 hereof shall contain clauses or endorsements to the effect that (i) no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned, and (ii) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder. Each policy shall also provide evidence of such insurance to Landlord and any mortgagee of Landlord on an ACORD 27 form or equivalent; provided, however, that in the event that such form is no longer available, such evidence of insurance is in a form reasonably satisfactory to Landlord and Lender.

(b)  Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Article VII and, at least ten (10) days prior to the date any such insurance must be in effect, deliver to Landlord a copy of the policy or policies, or a certificate or certificates thereof (on ACORD 27 forms or equivalent), along with evidence that the premiums therefor have been paid for at least the next ensuing quarter-annual period.

7.3  Failure to Procure Insurance.    In the event Tenant shall fail to procure insurance required under this Article VII and fail to maintain the same in full force and effect continuously during the Term, Landlord shall be entitled to immediately procure the same and Tenant shall, within two (2) business days after demand therefor, reimburse Landlord for such premium expense as Additional Rent.

7.4  Waiver of Subrogation.    Subject to Landlord's gross negligence or intentional misconduct, Tenant agrees that, if any property owned by it and located in the Premises shall be stolen, damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such theft, damage or destruction, and Tenant shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord.

7.5  Blanket Policy.    Anything in this Article VII to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Section 7.1(a) hereof may be carried under a “blanket” policy or policies covering other properties of Tenant; provided, however, that such “blanket” policy or policies have an aggregate limit of not less than Twenty-Five Million Dollars ($25,000,000.00) (which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter) and otherwise comply with the provisions of this Article VII. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Premises and the presence in the policy of provisions of the character required in the above sections of this Article VII.

ARTICLE VIII
ADDITIONS, ALTERATIONS AND REMOVALS

8.1  Prohibition.    Except as hereinafter expressly provided in Section 8.2 hereof, no portion of the Premises shall be demolished, removed or altered by Tenant in any manner whatsoever without the prior written consent and approval of Landlord, which may be withheld by Landlord in its sole and absolute discretion.

8.2  Permitted and Required Renovations.

(a)  Landlord and Tenant acknowledge that (i) Tenant shall be obligated to undertake all alterations to the Premises required by any applicable law or ordinance including, without limitation, any alterations required by any Accessibility Laws, (ii) Tenant may make Minor Alterations (as hereinafter defined) from time to time during the Term without Landlord’s consent, and (iii) Tenant shall not make Major Alterations (as hereinafter defined) during the Term without Landlord’s prior consent, not to be unreasonably withheld, conditioned or delayed. As used herein, the term “Minor Alterations” shall mean interior, non-structural alterations or exterior, non-structural alterations which (A) cost less than [INSERT 15% OF PURCHASE PRICE], in the aggregate, which amount shall increase by two percent (2%) per annum for each Lease Year, and (B) do not cause the use of the Premises to be in violation of Section 4.1 hereof. As used herein, the term “Major Alternations” shall mean all alterations or renovations that are not Minor Alterations.

(b)  Notwithstanding anything else contained herein, the following conditions shall be met by Tenant when performing any and all alterations or renovations to the Premises:

(i)  No Event of Default (as hereinafter defined) shall then exist.

(ii)  Tenant shall provide Landlord with prior written notice before undertaking any alterations or renovations except for such alterations or renovations that are interior, non-structural and decorative in nature and cost less than [INSERT 5% OF

PURCHASE PRICE] in the aggregate, which amount shall increase by two percent (2%) per annum for each Lease Year.

(iii)  No such alterations or renovations shall be undertaken by Tenant which, when completed, materially and adversely affect the fair market value of the Premises, materially reduce the square footage of the Premises, or impair the structural integrity of the Premises.

(iv)  All such alterations or renovations shall be subject to the reversionary interest of Landlord and shall be subject to this Lease. Tenant will be solely entitled to amortize the cost of such alterations or renovations during the Term.

(v)  No such alterations or renovations shall create any debt or other encumbrance(s) on the Premises.

(vi)  Before the commencement of any Major Alterations, Tenant shall furnish to Landlord plans and specifications therefor, an estimated budget and a proposed schedule of construction with respect thereto.

(vii)  Before the commencement of any such alterations or renovations, Tenant shall obtain the approval thereof by all governmental departments or authorities having or claiming jurisdiction of or over the Premises, if required by such departments or authorities, and with any public utility companies having an interest therein, if required by such utility companies. In any such work, Tenant shall comply with all applicable laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction of or over the Premises and of all their respective departments, bureaus and offices, and with the requirements and regulations, if any, of such public utilities, of the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies then writing policies covering the Premises or any part thereof.

(viii)  Tenant represents and warrants to Landlord that all such alterations or renovations will be performed in a good and workmanlike manner, in accordance with the terms, provisions and conditions of this Lease and all governmental requirements.

(ix)  Landlord shall have the right to inspect any such work at all times during normal working hours as it may deem reasonably necessary so long as such inspections do not interfere with Tenant’s work (but Landlord shall not thereby assume any responsibility for the proper completion of the alterations in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

(x)  All such alterations or renovations shall be performed at Tenant’s cost and expense and free of any expense to Landlord and free of any liens on Landlord’s title to or Tenant’s leasehold interest in the Premises, subject to the terms of Article XIV hereof.

(xi)  If required by the local governmental authority, upon substantial completion of any such alterations or renovations Tenant shall procure a certificate of occupancy or other written approval from the appropriate governmental authorities verifying the substantial completion thereof and shall provide a copy of same to Landlord.

(xii)  Tenant shall, and hereby agrees to, indemnify and save and hold Landlord harmless from and against and reimburse Landlord for any and all loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any construction or renovation activities conducted upon the Premises, whether or not the same is caused by or is the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party.

ARTICLE IX
MAINTENANCE AND REPAIRS

9.1  Repairs by Tenant.    Throughout the Term Tenant shall at all times and at its sole cost and expense, put, keep, replace and maintain the Premises (including, without limitation, the roof, plumbing systems, electric systems and HVAC systems) in good repair and in good, safe and substantial order and condition, shall make all repairs and replacements thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs or replacements may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all commercially reasonable precautions to prevent waste, damage or injury. At its own cost and expense, Tenant also shall put, keep, replace and maintain, or cause to be put, kept, replaced and maintained in the event that third parties are so obligated pursuant to the terms of agreements or declarations applicable to the Premises, all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Premises in good repair and in good, safe and substantial order and condition and free from dirt, standing water (other than resulting from a temporary weather condition), rubbish and other obstructions or obstacles. Tenant agrees not to defer any maintenance, repair or replacement work constituting a Capital Improvement (as hereinafter defined) during the last twenty-four (24) months of the Term. Notwithstanding the foregoing, if during the last twenty-four (24) months of the Term, Landlord shall require Tenant to perform a Capital Improvement, which exceeds Tenant’s reasonable repair and maintenance obligations as contained in this Lease, then the cost of any item of maintenance, repair or replacement required by Landlord hereunder that constitutes such Capital Improvement shall be amortized over the useful life of such item (based on engineering specifications, or if such engineering specifications are not available, based on the mutual agreement of Landlord or Tenant, with disputes being subject to arbitration) and Landlord shall reimburse Tenant for the unamortized portion thereof that extends beyond the expiration of the Term. The term “Capital Improvement” shall mean any maintenance, repair or replacement, the cost of which would be characterized as a capital expense under GAAP (as hereinafter defined). Notwithstanding anything to the contrary stated herein, if (i) Landlord reimburses Tenant for the unamortized portion of any Capital Improvement, in accordance with this Section 9.1, and (ii) Tenant exercises an Option to extend the Lease beyond the Term contemplated at the time such twenty-four (24) month period was calculated, Tenant shall immediately refund to Landlord any such reimbursement actually paid by Landlord to Tenant, to the extent such reimbursement equals the unamortized cost of such Capital Improvement during the term of any Option Period actually exercised by Tenant.

9.2  Landlord’s Obligation.    Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements, repairs or replacements of any kind or nature whatsoever to the Premises or any portion thereof (including, without limitation, any portion of the Improvements) at any time during the Term.

      ARTICLE X
DAMAGE OR DESTRUCTION

10.1  Restoration and Repair.   If, during the Term, the Improvements shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, Tenant shall (i) if such damage or destruction (in Tenant’s commercially reasonable judgment) will cost more than Fifty Thousand Dollars ($50,000.00), which amount shall increase by two percent (2%) per annum for each Lease Year, to restore and repair, give Landlord immediate notice thereof, and (ii) repair, reconstruct or replace the Improvements, or the portion thereof so destroyed or damaged (whichever is reasonably required), with commercially reasonable diligence. Except as otherwise provided at Sections 10.5 and 11.2, all work shall be started as soon as practicable, subject to reasonable delays due to Force Majeure and completed, at Tenant’s sole cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that the Premises (or any portion thereof) do not constitute a nuisance or otherwise present a health or safety hazard.

10.2  Escrow of Insurance Proceeds.    Tenant shall adjust, collect and compromise any and all claims, with the consent of Landlord and Lender, not to be unreasonably withheld, delayed or conditioned, and Landlord and Lender shall have the right to join with Tenant therein. In the event of a casualty resulting in a loss payment for the Improvements in an amount greater than One Hundred Thousand Dollars ($100,000.00) (which amount shall be increased by two percent (2%) per annum for each Lease Year), the proceeds of all insurance policies maintained by Tenant shall be deposited in Landlord’s name in an escrow account at a bank or other financial institution designated by Landlord, and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements. Such proceeds shall be disbursed periodically, but no less often than once a month subject to Tenant's satisfaction of the requirements of this Section 10.2, by Landlord upon certification of the architect or engineer having supervision of the work, or upon certification by Tenant together with such other documentation reasonably acceptable to Landlord, confirming that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety or the remaining portion thereof. Tenant shall obtain and make receipted bills available to Landlord and, upon completion of said work, full and final waivers of lien. In the event of a casualty resulting in a loss payment for the Improvements in an amount equal to or less than the amount stated above, the proceeds shall be paid to Tenant, and shall be applied towards repair, reconstruction and restoration.

10.3  Uninsured Losses.    Nothing contained herein shall relieve Tenant of its obligations under this Article X if the destruction or damage is not covered, either in whole or in part, by insurance.

10.4  No Abatement of Rent.    In the event of any casualty (whether or not insured against) resulting in damage to the Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder until the expiration or earlier termination of the Term.

10.5  Material Casualty.    Notwithstanding anything in this Article X to the contrary, if (i) the cost of restoration and repair exceeds forty percent (40%) or more of the replacement value of the Improvements, (ii) the time period to complete the restoration and repair work with reasonable diligence is longer than one hundred and twenty (120) days, or (iii) a casualty occurs in the last twelve (12) months of the Term (a “Material Casualty”), each as determined by Tenant in its commercially reasonable judgment, then Tenant may, not later than sixty (60) days after such Material Casualty has occurred, (A) offer in writing (which offer may be rejected by Landlord pursuant to Section 10.5(a) hereof) to cause a Substitution pursuant to Article XX hereof (a “Casualty Substitution Offer”), or (B) notify Landlord in writing of its election to terminate this Lease pursuant to Section 10.5(c) hereof (the “Tenant’s Casualty Termination Notice”).

(a)  If Landlord and Lender shall not elect to accept Tenant’s Casualty Substitution Offer, Landlord shall give notice thereof to Tenant within one hundred twenty (120) days after receipt of the Casualty Substitution Offer. In such event, this Lease shall terminate on the next Base Rent payment date (the “Casualty Substitution Termination Date”) and Tenant shall have no obligation to commence or complete the restoration of the Improvements, subject to Landlord's receipt of (A) the Casualty Termination Payment (as hereinafter defined), (B) all of the insurance proceeds payable in connection with the Material Casualty, and (C) the amount of any Deductible, Retention or amounts representing any Tenant obligation to self insure hereunder. This Lease shall remain in full force and effect prior to the Casualty Substitution Termination Date. Any notice from Landlord not to accept a Casualty Substitution Offer shall be void and of no effect unless accompanied by the written notice of Lender to the effect that Lender also elects not to accept such Casualty Substitution Offer.

(b)  If Landlord and Lender accept the Casualty Substitution Offer, the Substitution shall be made (i) pursuant to Article XX hereof, and (ii) within two hundred seventy (270) days after the Material Casualty. This Lease shall remain in full force and effect with respect to the Premises unless and until the Substitution is completed. Upon the Substitution, Tenant shall be entitled to the entire amount of insurance proceeds payable in connection with such Material Casualty.

(c)  Any Tenant’s Casualty Termination Notice shall (i) specify the Base Rent payment date on which this Lease shall terminate (the “Casualty Termination Date”), and (ii) acknowledge that such termination is conditioned upon Tenant’s payment to Landlord of the Casualty Termination Payment on or before the Casualty Termination Date. In such event, on the Casualty Termination Date (A) Landlord shall be in receipt of the Casualty Termination Payment, (B) this Lease and the Term hereof shall terminate, (C) Tenant shall have no obligation to commence or complete the restoration of the Improvements, (D) all of the insurance proceeds payable in connection with the Material Casualty shall be paid to Landlord, and (E) the amount of any Deductible, Retention or amounts representing any Tenant obligation to self insure hereunder shall be paid by Tenant to Landlord. The “Casualty Termination Payment” shall be an amount equal to the sum of (i) the Base Rent and Additional Rent due under the Lease as of the Casualty Termination Date, (ii) any other amounts due under the Lease as of the Casualty Termination Date, (iii) the aggregate remaining Base Rent and Additional Rent payable by Tenant hereunder for the Initial Term (or any Option Period for which the Term has been extended), discounted to present worth at a discount rate equal to one hundred (100) basis points plus the then-current yield of U.S. Treasury securities having a maturity closest to the then remaining Term, (iv) any out-of-pocket costs, charges or penalties, if any, incurred by Landlord and Lender as a result of the prepayment or defeasance of the Note (as hereinafter defined), and (v) any other amounts that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease. This Lease shall remain in full force and effect prior to the Casualty Termination Date. Notwithstanding anything to the contrary stated herein, no Casualty Termination Payment shall be due during the last twelve (12) months of the Term.

(d)  In the event of a Substitution, or a termination of this Lease, as contemplated in this Section 10.5, Tenant shall cause "Exhibit B" attached to each lease in the then-current Cease Operations Lease Pool to be updated to reflect such Substitution or termination, as applicable.

ARTICLE XI
CONDEMNATION

11.1  Non-Material Taking.  If the Premises shall be permanently taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof (a “Taking”), and such Taking is not a Material Taking (as hereinafter defined), then Tenant shall promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such Taking, less the portion or portions lost by the Taking, and this Lease shall continue in full force and effect and Rent shall not abate during such restoration (except that after the completion of such restoration the Base Rent payable hereunder shall, if necessary, be equitably adjusted on a prospective basis to take into account the Net Award (as hereinafter defined) that is retained by Landlord after such restoration. As used herein, “Net Award” shall mean the entire award payable to Landlord by reason of a Taking, less the sum of (i) any reasonable expenses incurred by Landlord in collecting such award, and (ii) the amount of the award applied to the cost of restoration.

11.2  Material Taking.    If (i) the Taking shall be of all of the Premises, or (ii) the Taking is for less than all of the Premises, but Tenant does not want to restore the Premises because (A) the access points to the Premises are taken or materially impaired such that the Premises do not have commercially reasonable access for Tenant’s business operations and as a result the Premises are effectively rendered untenantable, (B) the Taking results in a loss of ten percent (10%) or more of the parking area on the Premises or reduces the parking capacity below that required by any local zoning or other applicable regulations, (C) the Taking results in the permanent closure or removal of a portion of the Improvements such that the remaining Premises are rendered uneconomical for Tenant’s business operations or (D) the Taking will materially adversely affect Tenant’s ability to conduct its business operations at the Premises (each, a “Material Taking”), then Tenant may, not later than sixty (60) days after such Material Taking has occurred, (A) offer in writing (which offer may be rejected by Landlord pursuant to Section 11.2(a) hereof) to cause a Substitution pursuant to Article XX hereof (a “Taking Substitution Offer”), or (B) notify Landlord in writing of its election to terminate this Lease pursuant to Section 11.2(c) hereof (the “Tenant’s Taking Termination Notice”).

(a)  If Landlord and Lender shall not elect to accept Tenant’s Taking Substitution Offer, Landlord shall give notice thereof to Tenant within one hundred twenty (120) days after receipt of the Taking Substitution Offer. In such event, this Lease shall terminate on the next Base Rent payment date (the “Taking Substitution Termination Date”), subject to payment by Tenant to Landlord of the sum of (i) the Taking Termination Payment (as hereinafter defined), and (ii) the entire amount of the award payable in connection with such Material Taking. This Lease shall remain in full force and effect prior to the Taking Substitution Termination Date. Any notice from Landlord not to accept a Taking Substitution Offer shall be void and of no effect unless accompanied by the written notice of Lender to the effect that Lender also elects not to accept such Taking Substitution Offer.

(b)  If Landlord and Lender accept the Taking Substitution Offer, the Substitution shall be made (i) pursuant to Article XX hereof, and (ii) within two hundred seventy (270) days after the Material Taking. This Lease shall remain in full force and effect with respect to the Premises unless and until the Substitution is completed. Upon the Substitution, Tenant shall be entitled to the entire amount of the award payable in connection with such Material Taking.

(c)  Any Tenant’s Taking Termination Notice shall (i) specify the Base Rent payment date on which this Lease shall terminate (the “Taking Termination Date”), and (ii) acknowledge that such termination is conditioned upon Tenant’s payment to Landlord of the Taking Termination Payment (as hereinafter defined) on or before the Taking Termination Date. In such event, on the Taking Termination Date (A) Landlord shall be in receipt of the Taking Termination Payment, (B) this Lease and the Term hereof shall terminate, (C) Tenant shall have no obligation to commence or complete the restoration of the Improvements, and (D) all of the award payable in connection with the Material Taking shall be paid to Landlord. The “Taking Termination Payment” shall be an amount equal to the sum of (i) the Base Rent and Additional Rent due under the Lease as of the Taking Termination Date, (ii) any other amounts due under the Lease as of the Taking Termination Date, (iii) the aggregate remaining Base Rent and Additional Rent payable by Tenant hereunder for the Initial Term (or any Option Period for which the Term has been extended), discounted to present worth at a discount rate equal to the then current yield of U.S. Treasury securities having a maturity closest to the then remaining Term plus one hundred (100) basis points (provided, however, Tenant shall not be liable for, and any amounts pursuant to this provision (iii), which, when added to the award payable in connection with the Material Taking, exceed one hundred and five percent (105%) of the purchase price paid by the then-current Landlord under this Lease in connection with its purchase of the Premises), (iv) any out-of-pocket costs, charges or penalties (including prepayment or defeasance costs and penalties), if any, incurred by Landlord and Lender as a result of the prepayment or defeasance of the Note, and (v) any other amounts that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease. This Lease shall remain in full force and effect prior to the Taking Termination Date.

(d)  In the event of a Substitution, or a termination of this Lease, as contemplated in this Section 11.2, Tenant shall cause "Exhibit B" attached to each lease in the then-current Cease Operations Lease Pool to be updated to reflect such Substitution or termination, as applicable.

11.3  Award.  The entire award for the Premises or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows: (i) if this Lease terminates due to a Taking, Landlord shall be entitled to the entire award; (ii) if this Lease does not terminate due to a Taking, Tenant shall be entitled to the award to the extent required for restoration of the Premises, and Landlord shall be entitled to the balance of the award not applied to restoration. If this Lease does not terminate due to a Taking, Tenant shall, with due diligence, restore the remaining portion or portions of the Premises in the manner hereinabove provided. In such event, the proceeds of the award to be applied to restoration shall be deposited with a bank or financial institution designated by Landlord as if such award were insurance proceeds, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Article X hereof until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof. If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration. Nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of Tenant’s trade fixtures, business interruption and Tenant’s moving expenses and out-of-pocket expenses incidental to the move, and if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the Taking of Landlord’s interest in the Premises.

11.4  Disputes.    If Landlord and Tenant cannot agree in respect of any matters to be determined under this Article XI, a determination shall be requested of the court having jurisdiction over the Taking; provided, however, that if said court will not accept such matters for determination, either party may have the matters determined by a court otherwise having jurisdiction over the parties.

ARTICLE XII
LANDLORD’S RIGHT TO INSPECT

12.1  Landlord’s Right to Inspect.    Landlord and its agents shall have the right to enter upon the Premises or any portion thereof at any reasonable time and upon twenty-four (24) hour prior written notice (except during an emergency, at which time only reasonable prior notice shall be required) to inspect the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, Landlord shall not unduly interrupt or interfere with the conduct of Tenant’s business and shall be subject to escort by a representative of Tenant.

ARTICLE XIII
ASSIGNMENT AND SUBLETTING

13.1  Assignment and Subletting.

(a)  Tenant may from time to time, without the consent of Landlord but with prior written notice to Landlord, (A) assign its interest in this Lease to an Affiliate (as hereinafter defined) of Tenant, and (B) sublet the Premises in whole or in part, in each case for the uses permitted hereunder. Tenant shall remain primarily liable and responsible under this Lease in the event of any such assignment or subletting and shall not be released from its obligations hereunder.

(b)  Tenant may from time to time, with the prior consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, assign its interest in this Lease to a Person that is not an Affiliate of Tenant for the uses permitted hereunder; provided, however, that, notwithstanding the terms of this Article XIII, (i) a merger or consolidation by Tenant with another Entity (as hereinafter defined), (ii) except as expressly provided, herein, a sale of all or substantially all of the assets or the equity ownership interests of Tenant to another Person, (iii) an initial public offering of the securities of Tenant, or (iv) a change in control of Tenant while its equity securities are listed on a public securities exchange or over-the-counter market, any of which is deemed to be an assignment of this Lease pursuant to Section 23.17 hereof, shall not require the prior consent of Landlord. At least ten (10) days prior to an such assignment, Tenant shall deliver to Landlord written notice thereof, accompanied by a copy of the instrument(s) of assignment, and evidence that any such assignee shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant’s part to be performed with respect to the assigned estate from and after the commencement date of such assignment. Tenant shall remain primarily liable and responsible under this Lease in the event of any such assignment and shall not be released from its obligations hereunder.

(c)  Any assignment of this Lease or subletting of the Premises without notification to Landlord shall not be effective as to Landlord and Landlord shall not be bound thereby until receipt of such notification. Any assignment of this Lease or subletting of the Premises for an unlawful or prohibited use or a use restricted by matters of title shall be void and of no force and effect. Landlord shall have no obligation to recognize any or to agree to not disturb any subtenant of Tenant upon any Event of Default of Tenant under this Lease.

(d)  Each assignment of this Lease or subletting of the Premises or any part thereof shall be subject and subordinate to the provisions of this Lease and any Mortgage (as hereinafter defined). No assignment or subletting shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Any subletting of the Premises or any part thereof shall be for a term that expires no later than one day before the expiration of the Term.

(e)  Tenant may encumber or otherwise mortgage its leasehold interest under this Lease; provided, however, that (A) any such encumbrance shall, by its express terms, (i) not encumber Landlord's interest in the Premises, and (ii) be subordinate to any Mortgage (as hereinafter defined) (provided, however, that the holder of such encumbrance shall not be disturbed so long as no Event of Default exists), and (B) Landlord, Lender and the holder of such encumbrance shall enter into a subordination, non-disturbance agreement in the form attached hereto as Exhibit C.

(f)  Tenant shall be solely entitled to all payments under any sublease; provided, however, that during the existence of any Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any subletting of the Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of the Event of Default.

(g)  Tenant will be solely entitled to any consideration paid by an assignee or subtenant for Tenant’s Personal Property (as hereinafter defined), and Tenant may freely encumber such assets. As used herein, “Personal Property” shall mean the following, whether now or hereafter owned or acquired by Tenant, or in which Tenant has any interest: all licenses, trademarks, trade dress, service marks, logos or insignia, any written or oral contracts, agreements, indemnities, licenses, permits and/or approvals pertaining to the purveying, inventory or supply of food and/or stocking, sale or consumption of alcoholic beverages upon any portion of the Premises, any signage boards or any intellectual property rights whatsoever as may be owned or exist in favor of Tenant, or its respective successors or assigns, pertaining to the business(es) operating or to operate upon or within any portion of the Premises, all furniture, trade fixtures, sign posts, sign standards, signage panels, any other fixtures (including, but not limited to, window grills and Tenant’s branded bar-tops) containing protected intellectual property owned by or licensed to Tenant, any accounts or deposits, financial information, books and/or records of Tenant, neon signage, food and customer service equipment (whether unattached or attached to the Improvements by bolts and screws and/or by utility connections), removable equipment, any and all inventory existing within or upon the Premises (including, without limitation, supplies, foods and beverages), and other items of personal property now owned, acquired, held or used by Tenant in its restaurant operations, and all additions to, substitutions for and replacements of the foregoing; provided, however, that, notwithstanding the foregoing, the term “Personal Property” specifically excludes and does not include (except to the extent deemed part of Tenant’s intellectual property or “branding” property) the following items, all of which shall be deemed, as between Tenant and Landlord, to comprise real estate fixtures associated with the Premises: all affixed apparatus and equipment required for the operation of the Improvements to the extent of Tenant’s right, title and interests therein, such as pumps, motors, machinery, treatment and storage facilities, heating and air conditioning systems, gas, electrical and power systems, plumbing, pump, pipe and lifting systems, fire prevention and alarm systems, built-in vacuum and cleaning systems, affixed and installed refrigeration, ventilation, non-severable walk-in coolers, non-severable walk-in freezers, non-severable supply fans and exhaust fans, air ducts, built-in cook-top hoods and vents, built-in sinks, built-in countertops, affixed tanks, conduits, switchboards, and communications apparatus, drapes, attached floor coverings, including carpeting, storm doors and windows, and toilets and sinks, and other similar affixed apparatus, equipment and facilities required for the day-to-day operations of the Improvements (as opposed to the day-to-day business operations therein or upon the Premises); provided, further, however, that all fixtures deemed part of Seller’s intellectual or “branding” property shall not be considered real estate fixtures and shall, in all events, remain part of the Personal Property.

(h)  A sale of the Premises by Landlord, or a merger or consolidation by Landlord, shall be deemed to be an assignment by Landlord of its rights under this Lease. Upon any such sale, merger or consolidation and assignment, Landlord shall provide such documentation as reasonably necessary to evidence such sale, merger, consolidation and assignment.

(i)  Tenant covenants and agrees that, during the Term of this Lease, Logan's Roadhouse, Inc. shall not transfer any Non Sale-Leaseback Stores (as hereinafter defined) without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except in accordance with the following terms and conditions.

          A.    Notwithstanding anything to the contrary stated in this Article 13, and provided no Event of Default has occurred and is continuing, Logan’s Roadhouse, Inc. shall have the right to:

    1.    sell or transfer any Non Sale-Leaseback Stores to any direct or indirect subsidiary of Logan’s Roadhouse, Inc. that is not a Sister Entity (as hereinafter defined);

    2.    sell or transfer, in the aggregate, up to ten percent (10%) of the net book value of the Non Sale-Leaseback Stores to (a) the ultimate parent company or holding company that owns the equity securities of Logan’s Roadhouse, Inc. or (b) any Sister Entity;

    3.    sell or transfer any Non Sale-Leaseback Stores to an unaffiliated third party in connection with an arms'-length transaction; or

    4.    dividend or transfer cash or securities held by Logan’s Roadhouse, Inc. to the ultimate parent company or holding company that owns the equity securities of such Entity.

B.    Tenant covenants and agrees that Schedule 13.1(i) attached hereto is a true and correct list of all of the current Affiliates of Logan's Roadhouse, Inc. as of the date hereof. Promptly upon receipt of Landlord’s request therefor, Tenant shall deliver to Landlord an updated Schedule 13.1(i).

C.    Except as expressly set forth in this Section or Article XIII, there shall be no restriction on any sale or transfer of the assets of Logan's Roadhouse, Inc. or any Affiliate thereof.

D.    This Section and the restrictions on transfer described herein shall only apply if (a) the property subject to this Lease is held by the [INSERT ORIGINAL

 LANDLORD] or an Affiliate thereof (the “Original Landlord”) and (b) the Original Landlord is the landlord under ten (10) or more Other Leases (as hereinafter defined).

E.    “Non-Sale-Leaseback Stores” shall mean those premises specifically identified on Schedule 13.1(i) attached hereto.

F.    “Sister Entity” shall mean any Person, directly or indirectly (through one or more subsidiaries), under common control with Logan’s Roadhouse, Inc., but in all events excluding (a) any Person, directly or indirectly, controlling Logan’s Roadhouse, Inc. or (b) any Person, directly or indirectly, controlled by Logan’s Roadhouse, Inc. For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                            ARTICLE XIV
LANDLORD’S INTEREST NOT SUBJECT TO LIENS

14.1  Liens, Generally.    Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, or any portion thereof, or upon the interest of Landlord therein, any lien, charge or encumbrance whatsoever. If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise) and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all reasonable attorneys’ fees, at both trial and all appellate levels, resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section 14.1, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon as provided in this Lease, until paid.

14.2  Mechanics’ Liens.    Landlord’s interest in the Premises shall not be subjected to liens of any nature by reason of Tenant’s construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Tenant (or of any Person claiming by, through or under Tenant) including, without limitation, mechanics’ and materialmen’s liens. All Persons dealing with Tenant are hereby placed on notice that such Persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any mechanic’s or materialmen’s lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises on account of work performed, or alleged to have been performed, for or on behalf of Tenant, Tenant shall, within thirty (30) days after written notice of the imposition of such lien, claim or order, cause the Premises to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Tenant shall thereupon establish the release as a matter of record by recording or filing it in the appropriate office of land records of the County in which the Land is located, and shall furnish Landlord with a copy of same.

14.3  Contest of Liens.    Tenant may, at its option, contest the validity of any lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Premises from such lien. If judgment is obtained by the claimant under any lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

14.4  Notices of Commencement of Construction.    If required by the laws of the State in which the Premises are located, prior to commencement by Tenant of any work on the Premises Tenant shall record or file a notice of the commencement of such work (a “Notice of Commencement”) in the land records of the County in which the Premises are located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Premises shall not be subject to mechanics’ or materialmen’s liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

ARTICLE XV
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

15.1  Subordination.  This Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any Mortgage now or hereafter in force and effect upon or encumbering Landlord’s interest in the Premises, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord’s rights under this Lease or the Rent, issues and profits hereof or herefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to, any such Mortgage or assignment, and upon recording of any such Mortgage or assignment, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises irrespective of the dates of execution, delivery or recordation of any such Mortgage or assignment; provided, however, that such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the holder or beneficiary of any such Mortgage or assignment, and that, notwithstanding any default by Landlord with respect to such Mortgage or assignment, Tenant’s possession and right of use under this Lease in and to the Premises shall not be disturbed by such holder or beneficiary thereunder unless and until there shall be an Event of Default under this Lease and Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. The foregoing subordination provisions of this Section 15.1 shall be automatic and self-operative. However, if procedurally required by law, the holder or beneficiary proposed holder or beneficiary of any such Mortgage or assignment, together with Tenant and Landlord, shall execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form attached as Exhibit D hereto, or as otherwise mutually agreed to, subordinating Tenant’s interest hereunder or Tenant’s leasehold interest in the Premises to any such Mortgage or assignment in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section 15.1, and provided such instrument recites the foregoing non-disturbance rights in Tenant’s favor, Tenant shall execute and deliver the same to the requesting party within ten (10) days following Tenant’s receipt of such a written request.

15.2  Attornment.    Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Term remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any Mortgage or security interest encumbering or collateral assignment of Landlord’s interest in the Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing holder or beneficiary of such Mortgage or security interest shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have or claim against Landlord, or be bound by any advance Rent which may have been paid by Tenant to Landlord for more than the current period in which such Rent comes due.

15.3  Rights of Mortgagees, Beneficiaries and Assignees.    At the time of giving any notice of default to Landlord, Tenant shall mail or deliver to any Lender a copy of any such notice. No notice of default or termination of this Lease by Tenant shall be effective until every Lender shall have been furnished a copy of such notice by Tenant. In the event Landlord fails to cure any default by it under this Lease, any Lender shall have, at its option, a period of thirty (30) days within which to remedy such default of Landlord or to cause such default to be remedied. In the event that a Lender elects to cure any such default by Landlord, then Tenant shall accept such performance on the part of such Lender as though the same had been performed by Landlord, and for such purpose Tenant hereby authorizes any Lender to enter upon the Premises to the extent necessary to exercise any of Landlord’s rights, powers and duties under this Lease. If any Lender promptly commences and diligently pursues to cure a default by Landlord which is reasonably capable of being cured by that Lender, then Tenant will not terminate this Lease or cease to perform any of its obligations under this Lease so long as the Lender is, with due diligence, engaged in the curing of such default.

ARTICLE XVI
END OF TERM; RIGHT OF FIRST REFUSAL

16.1  Surrender of Premises.    Tenant shall, on or before the last day of the Term or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Premises (including, without limitation, all Improvements and all additions thereto and replacements thereof made from time to time over the Term), in good order, condition and repair, reasonable wear and tear excepted, and free and clear of all liens and encumbrances other than those which exist on the Effective Date, were otherwise specifically approved and acknowledged by Landlord in writing, or were created or granted by Landlord; provided, however, that, in the event of early termination following either a casualty or condemnation, the Premises will be returned as described by Sections 10 or 11 hereof, as applicable. Before surrendering possession of the Premises, Tenant shall, at its sole cost and expense, remove or cause to be removed from the Premises all of Tenant’s Personal Property. Tenant shall not be required to remove the Improvements upon the Premises and Tenant’s failure to do so after the expiration of such period shall be deemed to be an abandonment thereof, whereby title to any Improvements made by Tenant subsequent to the execution of this Lease shall become vested in Landlord. Notwithstanding the foregoing to the contrary, neither Tenant nor its subtenants shall have the right to remove any structural, mechanical, electrical or plumbing systems (including heating, ventilating or air conditioning systems), except in instances of obsolescence, casualty or replacement, and such systems as then exist shall remain with the Improvements at the end of the Term and title to such systems shall automatically pass to, vest in and belong to Landlord without further action on the part of either party hereto.

16.2  Holding Over.  If Tenant or any other Person shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the Person remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Base Rent payable under this Lease by such tenant at sufferance shall be one hundred fifty percent (150%) of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

16.3  Right of First Refusal.

(a)  Except in connection with transactions consummated prior to the second (2nd) anniversary of the Effective Date, Landlord shall not at any time during the Term sell or convey or agree to sell or convey the Premises without first having complied with the requirements of this Section 16.3. Provided that no Event of Default exists or has occurred and is continuing, if Landlord shall desire to sell or convey the Premises and Landlord shall obtain an offer from a third party that is not an Affiliate of Landlord or Tenant, acceptable to Landlord, to purchase the Premises (an “Offer”), then Landlord shall submit a written copy of the Offer to Tenant and shall give Tenant fifteen (15) days within which to elect to purchase the Premises on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such non-cash consideration). If Tenant elects to so purchase the Premises, Tenant shall give to Landlord written notice thereof (the “Acceptance Notice”) and the closing shall be held within sixty (60) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Premises to Tenant. At the closing Landlord shall deliver to Tenant a special warranty deed (or local equivalent), sufficient to convey to Tenant fee simple title to the Premises free and clear of all liens, restrictions and encumbrances, except for the Permitted Exceptions, liens or encumbrances created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement herein to be observed or performed by Tenant, the lien of any Real Estate Taxes then affecting the Premises, this Lease and, if and only if the Premises are to be conveyed subject to the outstanding balance of the Loan (as hereinafter defined), the Mortgage and all other documents evidencing or securing the Loan (the “Other Loan Documents”) that are of record. For the purposes of this Section 16.3(a), "Permitted Exceptions" shall mean, as to the Premises, (i) all those certain matters to be listed on Schedule B to Landlord's owner’s title insurance policy for the Premises other than mortgages and liens placed on the Premises by Landlord (to the extent such mortgages or liens are satisfied in connection with Tenant's purchase of the Premises and not otherwise assumed by Tenant), (ii) any easement, condition, restriction, agreement, encumbrance of record and other title defect which does not (individually or in the aggregate) materially affect the use of the Premises, (iii) property taxes which are a lien but not yet due and payable, and (iv) any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Premises, including, without limitation, those relating to zoning and land use. In the event Tenant shall elect not to so purchase the Premises, Landlord may thereafter sell the Premises only to the party making the Offer or its assignee(s) and only in accordance with the terms thereof, unless a further Offer is submitted to Tenant in accordance with this Section 16.3.

(b)  Notwithstanding anything to the contrary herein, the provisions of this Section 16.3 shall not apply to (i) any sale or conveyance of the Premises in a foreclosure sale (or similar proceeding) of the Mortgage or to any conveyance in lieu of foreclosure of the Mortgage, or to any transfer subsequent to a foreclosure sale or deed in lieu thereof in connection with the requirements of Standard & Poor’s, Moody’s or any other Rating Agency (each as hereinafter defined) if the Loan is included in a Secondary Market Transaction (as hereinafter defined), (ii) any sale or conveyance of the Premises which occurs in connection with a Secondary Market Transaction, (iii) any sale or conveyance of the Premises which occurs during the existence of an Event of Default hereunder or a default beyond any applicable notice and/or cure period under the Loan, (iv) any sale or conveyance of the Premises to an Affiliate of Landlord or a joint venture partner of Landlord, (v) any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord or the sale of all or substantially all of Landlord's assets, or the change of the trustee, manager or other controlling Person of Landlord, or (vi) any sale, conveyance or transfer in connection with any merger or business combination of Landlord or any transfer of a material portion of Landlord's properties.

(c)  If Landlord shall obtain an Offer with respect to a sale or conveyance of all or any portion of the Premises and sells the Premises to Tenant or anyone else, Tenant hereby acknowledges and consents as follows: (i) such sale shall be in accordance with and subject to the terms and provisions of the Note, the Mortgage and the Other Loan Documents, whether such purchase contemplates the purchase of the Premises subject to the lien of the Mortgage or a release of the lien of the Mortgage; and (ii) if the lien of the Mortgage is not released in connection with such sale of the Premises, and if Tenant acquires the Premises, no merger of title shall occur and this Lease and any guaranty of this Lease will remain in full force and effect in accordance with their terms.

(d)  If Tenant shall have agreed to purchase the Premises pursuant to an Offer under which the third party offeror was to acquire the Premises under and subject to the lien of the Mortgage, and if such purchase by Tenant of the Premises shall occur at a time when the Loan may be prepaid or defeased, as the case may be, Tenant may purchase the Premises for cash free and clear of the Mortgage but only if the cash portion of the Offer is increased by an amount equal to the principal balance of the Loan plus interest secured by the Mortgage; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Premises been sold under and subject to the lien of the Mortgage, pursuant to the Offer.

ARTICLE XVII
LIABILITY OF LANDLORD; INDEMNIFICATION

17.1  Liability of Landlord.    Landlord shall not be liable to Tenant, its employees, agents, invitees, licensees, customers, clients, contractors or guests for any damage, injury, loss, compensation or claim, including, without limitation, claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever (except the negligence or intentional acts of Landlord or any of its employees, agents, invitees, licensees, and contractors), including, without limitation: (i) repairs to any portion of the Premises; (ii) interruption in Tenant’s use of the Premises; (iii) any accident or damage resulting from the use or operation of any equipment within the Premises, including, without limitation, heating, cooling, electrical or plumbing equipment or apparatus; (iv) any fire, robbery, theft, mysterious disappearance or other casualty; and (v) any leakage or seepage in or from any part or portion of the Premises, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Improvements.

17.2  Indemnification of Landlord.    Tenant shall defend, indemnify and save and hold Landlord (together with its successor, Affiliates, assigns, employees, agents, invitees, licensees, and contractors) harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature (except as may arise through the gross negligence, willful misconduct or material misrepresentation of Landlord or any of its successor, Affiliates, assigns, employees, agents, invitees, licensees, and contractors), including reasonable attorneys’ fees and court costs, incurred by Landlord, arising directly or indirectly from or out of: (i) any accident, injury or damage which shall happen at, in or upon the Premises, however occurring; (ii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any Person of the Premises, or any part thereof, or the operation of the business contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (iii) any failure of Tenant to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority, including, without limitation, the Accessibility Laws; (iv) any discharge of Hazardous Materials, sewage or waste materials from the Premises occurring prior to the Effective Date or during the Term; or (v) any other act or omission of Tenant, its employees, agents, invitees, licensees, contractors or customers. Tenant’s indemnity obligations under this Article XVII and elsewhere in this Lease arising prior to the expiration or earlier termination of this Lease shall survive any such expiration or termination of this Lease.

17.3  Notice of Claim or Suit.    Tenant shall promptly notify Landlord of any action, proceeding or suit involving the Premises which is instituted against Tenant or Landlord with a claim in excess of One Hundred Thousand Dollars ($100,000.00). In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord, pay all costs and shall provide effective counsel to Landlord in such litigation or, at Landlord’s option, shall pay all reasonable attorneys’ fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

17.4  Limitation on Liability of Landlord.    In the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against Landlord’s interest in the Premises and the proceeds therefrom.

ARTICLE XVIII
DEFAULT

18.1  Events of Default.    Each of the following events shall be an event of default hereunder by Tenant and shall constitute a breach of this Lease (individually an “Event of Default”):

(a)  If Tenant shall fail to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Base Rent when due and payable and such failure continues unremedied for a period of five (5) days following receipt of written notice from Landlord (provided, however, that Landlord shall not be required to send more than one (1) written notice in any twelve (12) month period), or (y) any payment of Additional Rent or any other sum herein required to be paid by Tenant and such failure continues unremedied for a period of ten (10) days, following the receipt of written notice from Landlord (provided, however, that an Event of Default shall not exist hereunder to the extent that a payment of Rent was timely received but was misapplied by Landlord or Lender, as applicable).

(b)  If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Lease, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if such violation or failure is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (but not to exceed an additional ninety (90) days subject to further extensions due to Force Majeure) so long as Tenant has commenced to cure such violation or failure within such thirty (30) day period and continues diligently to pursue such cure.

(c)  If, at any time during the Term, Tenant shall file in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant’s property, including, without limitation, its leasehold interest in the Premises, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

(d)  If, at any time during the Term, there shall be filed against Tenant in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, including, without limitation, its leasehold interest in the Premises, and any such proceeding against Tenant shall not be dismissed within sixty (60) days following the commencement thereof.

(e)  If Tenant’s leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within sixty (60) days thereafter, or if Tenant’s leasehold interest in the Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within sixty (60) days thereafter.

(f)  If Tenant shall fail to provide Landlord evidence of insurance in accordance with this Lease and such default shall continue for a period of ten (10) days after written notice thereof is given by Landlord or Lender or Lender’s designee to Tenant.

(g)  Intentionally Omitted.

(h)  Intentionally Omitted.

(i)  Intentionally Omitted.

(j)  Intentionally Omitted.

(k)  intentionally omitted.

(l)  If there is an Other Lease Event of Default (as hereinafter defined) by the tenant under any of the Other Leases, subject in all respects to the following:

(i)   As used herein, the term "Other Leases" shall mean any lease (other than this Lease) now or hereafter existing between Landlord or any of Landlord's Affiliates and Tenant or any of Tenant's Affiliates.

(ii)  As used herein, “Other Lease Event of Default” shall mean (i) a monetary "Event of Default", as such term is defined in the Other Leases, (ii) a non-monetary "Event of Default", as such term is defined in the Other Leases, which creates an unreasonable danger or risk to the health or safety of any occupant of the Premises, or (iii) a non-monetary "Event of Default", as such term is defined in the Other Leases, which (A) is not susceptible of a cure (x) within ninety (90) days, or (y) by the expenditure of $250,000.00, which amount shall increase by ten percent (10%) upon the commencement of the fifth Lease Year and every five (5) years thereafter, and (B) Tenant has not either (a) cured such default (as described in (A)) following an additional thirty (30) days after written notice thereof from Landlord (the date which is the expiration of such thirty (30) additional days, the "Cure Period Expiration"), or (b) paid to Landlord, on or before the Cure Period Expiration, an amount equal to the sum of (1) the

Base Rent and Additional Rent due under the Lease as of the Cure Period Expiration, (2) any other amounts due under the Lease as of the Cure Period Expiration, (3) the aggregate remaining Base Rent and Additional Rent payable by Tenant hereunder for the Initial Term (or any Option Period for which the Term has been extended) less the then fair and reasonable rental value of the Premises for the same period (discounted to present worth at a discount rate equal to one hundred (100) basis points plus the then current yield of U.S. Treasury securities having a maturity closest to the then remaining Term), (4) any out-of-pocket costs, charges or penalties (including prepayment or defeasance costs and penalties), if any, incurred by Landlord and Lender as a result of the prepayment or defeasance of the Note, and (5) any other amounts that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease.

(iii)  Except as otherwise expressly stated herein, solely for purposes of this Section 18.1(l) the fact that Tenant assigns its interest as a tenant under any Other Lease shall not change the character of such lease as an "Other Lease" as defined herein.

(iv)  In the event that Landlord assigns its rights under this Lease (A) to an Affiliate of Landlord, (B) in connection with a merger or consolidation of Landlord or (C) to any Person acquiring all or substantially all of the assets of Landlord, this Lease and the Other Leases shall continue to be cross-defaulted as provided under this Section 18.1(l), notwithstanding any other provision of this Lease. Upon such merger, consolidation or asset sale and assignment of this Lease, upon Tenant’s request, Landlord shall provide such documentation as reasonable necessary to evidence said merger, consolidation or asset sale.

(v)  In the event that Landlord assigns its rights under this Lease to a successor landlord that is not an Affiliate of Landlord in connection with the sale of the Premises unrelated to a merger or consolidation of Landlord or to a sale of all or substantially all of the assets of Landlord, then upon such sale and assignment to such non-Affiliate: (A) an Other Lease Event of Default under any Other Leases shall no longer be an Event of Default of Tenant under this Lease; and (B) an Event of Default of Tenant under this Lease shall no longer be an "Other Lease Event of Default" (as such term is defined in the Other Leases) under any of the Other Leases.

(vi)  In the event that Landlord or any of Landlord’s Affiliates assigns its rights under one of the Other Leases to an assignee that is not an Affiliate of Landlord in connection with the sale of that property unrelated to a merger or consolidation of Landlord or such Affiliate of Landlord or to a sale of all or substantially all of the assets of Landlord or such Affiliate of Landlord, then upon such sale and assignment to such non-Affiliate: (1) an "Other Lease Event of Default" (as such term is defined in the Other Leases) arising under such Other Lease shall no longer be an Event of Default of Tenant under this Lease; and (2) an Event of Default of Tenant under this Lease shall no longer be an "Other Lease Event of Default" (as such term is defined in the Other Leases) under such Other Lease.

(vii)  In the event that Tenant assigns its rights under this Lease (A) to an Affiliate of Tenant, (B) in connection with a merger or consolidation of Tenant, or (C) to any Person acquiring all or substantially all of the assets of Tenant, this Lease and the Other Leases shall continue to be cross-defaulted as provided under this Section 18.1(l), notwithstanding any other provision of this Lease.

(viii)  In the event that Tenant assigns its rights under this Lease to a Person that is not an Affiliate of Tenant in a transaction unrelated to a merger or consolidation of Tenant or to a sale of all or substantially all of the assets of Tenant, then (A) the term “Other Lease Event of Default” under this Lease shall be strictly limited to an "Event of Default" (as such term in defined in the Other Leases) arising from the failure to pay a monetary obligation, and (B) only an Event of Default under this Lease arising from the failure to pay a monetary obligation shall constitute an “Other Lease Event of Default” (as such term is defined in the Other Leases) under any of the Other Leases.

(ix)  In the event that Tenant or any of Tenant’s Affiliates assigns its rights under one of the Other Leases to a Person that is not an Affiliate of Tenant in a transaction unrelated to a merger or consolidation of Tenant or such Affiliate of Tenant or to a sale of all or substantially all of the assets of Tenant or such Affiliate of Tenant, then (A) the term "Other Lease Event of Default" under this Lease shall be strictly limited to an "Event of Default" (as such term is defined in such Other Lease) arising from the failure to pay a monetary obligation, and (B) only an Event of Default under this Lease arising from the failure to pay a monetary obligation shall constitute an “Other Lease Event of Default” (as such term is defined in the Other Leases) under such Other Lease.

(x)  This Section 18.1(l) shall be self-operative without the need for Landlord or Tenant to execute any documentation in connection with the assignment and sale of the Premises or any property subject to any Other Lease. As used in this Lease, the term “Affiliate” shall mean (I) any Person directly or indirectly through one or more subsidiaries controlling, controlled by, or under common control with another Person; (II) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person; (III) any officer, director, partner, or trustee of such Person; and (IV) if such other Person is an officer, director, partner or trustee of a Person, the Person for which such Person acts in any such capacity. “Person” shall mean any natural person or Entity. “Entity” shall mean any corporation, partnership (general, limited or other), limited liability company, company, trust, business trust, cooperative or association.

18.2  Remedies on Default

If any of the Events of Default hereinabove specified shall occur, and during the continuance of such Event of Default, Landlord shall have and may exercise any of the following rights and remedies:

(a)  Landlord may, pursuant to written notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for Landlord’s own account and, for Tenant’s breach of and default under this Lease, recover immediately from Tenant any and all rents and other sums and damages due or in existence at the time of such termination, including, without limitation, (i) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder through the date of termination, (ii) all reasonable costs and expenses of Landlord in connection with the recovery of possession of the Premises, including reasonable attorneys’ fees and court costs, and (iii) all reasonable costs and expenses of Landlord in connection with any reletting or attempted reletting of the Premises or any part or parts thereof, including, without limitation, brokerage fees, reasonable attorneys’ fees and the cost of any alterations or repairs which may be reasonably required to so relet the Premises, or any part or parts thereof.

(b)  Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. If Landlord relets or attempts to relet the Premises, Landlord shall at its sole, but reasonable, discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new tenant or sublessee is acceptable to Landlord. Upon any such reletting, all rents received by Landlord from such reletting shall be applied, (a) first, to the payment of all costs and expenses of recovering possession of the Premises, (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys’ fees and the cost of any alterations and repairs reasonably required for such reletting; (c) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, (d) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (e) fifth, the residue, if any, shall be held by Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by Tenant hereunder, Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of Rent shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the Term. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from an Event of Default other than an Event of Default arising from the failure to pay Rent. No such re-entry, retaking or resumption of possession of the Premises by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant’s previous breach of or default under this Lease.

(c)  Landlord may, without re-entering, retaking or resuming possession of the Premises, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (i) as they become due under this Lease, taking into account that Tenant’s right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of an Event of Default on Tenant’s part in the performance of its obligations under this Lease, or (ii) at Landlord’s option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Term less the then fair and reasonable rental value of the Premise for the same period (discounted to present worth at a discount rate equal to one hundred (100) basis points plus the then current yield of U.S. Treasury securities having a maturity closest to the then remaining Term), as well as all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages for breach or default of Tenant’s obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect all such unpaid Rent and other sums so sued for from Tenant by distress, levy, execution or otherwise. Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages in connection with Tenant’s breach of or default under this Lease.

(d)  In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve Landlord’s right or the interest of Landlord in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of Landlord in this Lease and in the Premises.

18.3  Landlord May Cure Tenant Defaults.    If an Event of Default shall have occurred, then during the continuance thereof, Landlord may, after notice to Tenant and a reasonable time to perform after such notice (or without notice if, in Landlord’s reasonable opinion, an emergency exists) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the highest rate allowed under the laws of the State in which the Premises are located, shall be deemed Additional Rent hereunder and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

18.4  Landlord's Lien Waiver.  Landlord hereby waives any lien it may have on Tenant's Personal Property, whether such lien is created by statute or common law. Such waiver shall be self-operative. Landlord agrees from time to time to enter into a Landlord agreement with Tenant's in form and substance reasonably satisfactory to Landlord confirming such waiver.

18.5  Rights Cumulative.    The rights and remedies provided and available to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

  ARTICLE XIX
NOTICES

Any notice required or permitted to be given under this Lease shall be deemed given if delivered personally to an officer or general partner of the party to be notified or sent by (a) United States registered or certified mail, postage prepaid, return receipt requested, or (b) national overnight courier service, and addressed as follows:

If to Landlord:        [c/o Wachovia Development Corporation
  One Wachovia Center
  301 South College Street
  Charlotte, North Carolina 28288-0174
  Attention: Gabrielle Braverman]

With a copy to:        [Wolf, Block, Schorr and Solis-Cohen LLP
      250 Park Avenue
   New York, New York 10177
  Attention: Abby Wenzel, Esq.]

If to Tenant:            Logan’s Roadhouse, Inc.
      3011 Armory Drive, Suite 300
      Nashville, TN 37204
     Attention: Sr. VP of Finance and Accounting

With a copy to:       Logan’s Roadhouse, Inc.
     3011 Armory Drive, Suite 300
  Nashville, TN 37204
     Attention: VP of Legal

With a copy to:       Bruckmann, Rosser, Sherrill & Co. Inc.
           126 East 56th Street
           New York, NY 10022
           Attention: Harold O. Rosser

or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication hereunder shall be deemed to have been given or served upon actual receipt thereof. Accordingly, a notice shall not be effective until actually received. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

ARTICLE XX
SUBSTITUTION OF PREMISES

20.1  Definitions.    The following terms shall have the meanings set forth below:

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Lender” shall mean an Entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

“Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

“LTV” shall mean the ratio of the amount of the Loan to the fair market value of the Premises or the Substitute Premises, as applicable.

“Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Premises from Landlord to Lender.

“Note” or “Notes” shall mean a promissory note or notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

“Premises Fixed Charge Coverage Ratio” shall mean EBITDAR for the Premises divided by Base Rent.

“Rating Agency” or “Rating Agencies” shall mean, if any, one or more of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investor Services, Inc. (“Moody’s”), Fitch Ratings Inc. (“Fitch”), or any other rating agency that has rated the Loan, the Mortgage or the REMIC trust or any other Entity in which the Loan and the Mortgage have been placed.

“REMIC” shall mean a “real estate mortgage investment conduit” within the meaning of the Code.

“REMIC Provisions” shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Secondary Market Transaction” shall be (i) any sale of the Loan documents to one or more investors as a whole loan; (ii) a participation of the Loan to one or more investors, (iii) any deposit of the Loan documents in an Entity that may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such Entity, or (iv) any other sale or transfer of the Loan or any interest therein to one or more investors.

“Substitution Lease” shall mean a lease of the Substitute Premises on the same terms and conditions as this Lease with respect to the Withdrawn Premises, including, without limitation, the same rental terms with respect to the Withdrawn Premises, for the remaining Term (including all remaining Options hereunder).

“Substitute Premises” shall mean the premises that are substituted under this Lease for the Withdrawn Premises pursuant to this Article XX.

“Substitution” shall mean the substitution under this Lease of the Substitute Premises for the Withdrawn Premises pursuant to this Article XX.

“Withdrawn Premises” shall mean the Premises withdrawn from this Lease in accordance with the terms and conditions of this Article XX.

20.2  Conditions to Substitution.    Tenant may elect to effect a Substitution; provided, that the terms and conditions of this Article XX are fully satisfied.

(a)  The appraised fair market value and the useful life of the Substitute Premises shall be at least equal to the greater of (i) the appraised fair market value and the useful life of the Withdrawn Premises at the time of the Lease commencement, (ii) the appraised fair market value and the useful life of the Withdrawn Premises at the time of the Substitution, as evidenced by an MAI appraisal prepared by an independent appraiser (acceptable to the Rating Agencies if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction) and dated no more than forty-five (45) days prior to the Substitution, or (iii) the purchase price paid by the then-current Landlord under this Lease in connection with its purchase of the Premises.

(b)  Intentionally omitted.

(c)  No Event of Default by Tenant shall have occurred and be continuing under this Lease either at the time of the request for the proposed Substitution or on the date of the Substitution.

(d)  Tenant shall provide Landlord with written notice of the prospective Substitution not less than sixty (60) days before the date on which such Substitution is sought to be effected.

(e)  The Substitute Premises must be a property as to which Landlord will hold fee title.

(f)  Landlord and Tenant shall either (i) enter into a Substitution Lease and Tenant’s obligation to pay rent under the Substitution Lease shall commence not later than the date of the Substitution, or (ii) amend this Lease to include the Substitute Premises and remove the Withdrawn Premises.

(g)  Tenant shall be required to accept the Substitute Premises in their “as is” condition.

(h)  intentionally omitted.

(i)  Lender shall consent to the Substitution, and Tenant shall satisfy the requirements of Lender, including, without limitation, with respect to an opinion or opinions of counsel from a nationally recognized law firm (acceptable to the Rating Agencies and in form and substance satisfactory to the Rating Agencies if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction) (1) to the effect that (a) the Substitution does not violate any, and is in compliance with all, REMIC Provisions, will not endanger the status of the REMIC trust as a REMIC, or result in the imposition of a tax upon the REMIC trust (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code), (b) the Substitution will not result in a gain recognition event to any Lender, and (c) the Substitution does not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws, and (2) with respect to such other matters as Lender may require.

(j)  Tenant shall reimburse Landlord for the actual out-pocket (include reasonable attorney's fees) incurred by Landlord in connection with obtaining an opinion letter from a nationally recognized law firm, in form and substance satisfactory to Landlord, to the effect that the proposed Substitution (a) satisfies the requirements for a “like-kind exchange” under Section 1031 of the Code, and (b) does not cause Landlord to violate its holding requirements with respect to ownership under Section 1031 of the Code.

(k)  Tenant shall cause to be delivered to Landlord and Lender an opinion letter from a nationally recognized law firm, in form and content satisfactory to Landlord and Lender, relating to the (1) due authorization, execution and delivery of the deed referenced in Section 20.2(v)(ii) hereof and the Substitute Lease or Lease amendment, as applicable, referenced in Section 20.2(f) hereof, and (2) the enforceability of the Substitute Lease or Lease amendment, as applicable, referenced in Section 20.2(f) hereof.

(l)  Tenant shall be responsible for, and shall indemnify Landlord and/or Lender against, any adverse tax consequence to Landlord and/or Lender with respect to such Substitution.

(m)   The Premises Fixed Charge Coverage Ratio for the Substitute Premises shall be greater than 1.05:1; provided, however, that such requirement shall not be applicable to any proposed Substitute Premises that has been open for business for less than twelve (12) months.

(n)  Intentionally Omitted.

(o)  Intentionally Omitted.

(p)  Intentionally Omitted.

(q)  If the Loan is part of a Secondary Market Transaction, Lender shall have received evidence in writing from the Rating Agencies to the effect that the proposed

Substitution will not result in a modification, reduction or withdrawal of any rating initially assigned or to be assigned in such Secondary Market Transaction.

(r)  The Person transferring the Substitute Premises to Landlord shall be solvent, and the Substitute Premises shall be transferred to Landlord in an arm’s length transaction.

(s)  Landlord’s right, title and interest in the Withdrawn Premises shall be transferred to another Person other than an Affiliate of Landlord.

(t)  Tenant shall have (1) paid all reasonable costs and expenses of the Rating Agencies incurred in connection with the Substitution if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction, and (2) paid or reimbursed Landlord and Lender for, concurrently with the effecting of such Substitution, all reasonable out-of-pocket costs and expenses including, without limitation, reasonable attorneys’ fees, incurred by Landlord and Lender in connection with the Substitution, and Tenant shall have paid all recording charges, filing fees, taxes and other expenses (including, without limitation, mortgage, intangible and transfer taxes) payable in connection with the Substitution.

(u)  If applicable, the insurers under any condemnation insurance policy or other special lease enhancement insurance and the residual value insurance policy shall have provided their written consent to the Substitution of the Substitute Premises, and their written acknowledgment that such insurance policies shall remain in full force and effect with respect to the Substitute Premises.

(v)  Tenant shall cause to be delivered to Landlord and Lender, without any cost or expense to either such party:

(i)  an ALTA title insurance policy (a lender’s policy and an owner’s policy), with any endorsements Landlord and/or Lender may require, insuring (a) Lender and its successors and assigns, in an amount equal to the Loan amount for the Withdrawn Premises, which policy shall provide that the Mortgage constitutes a first lien or charge upon the Substitute Premises subject only to such items that are approved in writing by Lender, and (b) Landlord, in the amount equal to the appraised value of the Substitute Premises, insuring Landlord’s fee interest in the Substitute Premises subject only to such items that are comparable to those permitted with respect to the Withdrawn Premises and other items as shall have been approved in writing by Landlord;

(ii)  a special warranty deed subject to the Permitted Exceptions (as defined in Section 16.3(a)) conveying fee title to the Substitute Premises executed and delivered in favor of Landlord and in substance (with respect to warranties) substantially similar to the deed delivered to Landlord with respect to the Withdrawn Premises;

(iii)  a “Phase I” environmental assessment report and, if applicable, a Phase II environmental assessment report, from a nationally recognized environmental consultant (approved by the Rating Agencies if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction), dated not more than ninety (90) days prior to the date of the proposed Substitution, together with a “reliance letter” from the environmental consultant in favor of Lender, Landlord and their respective successors and assigns, which shall conclude that the Substitute Premises do not contain any Hazardous Materials (except for such items that are used in the ordinary course of Tenant’s business, in de minimus amounts and in full compliance with all applicable laws and regulations and at levels that do not impose any clean-up liability or obligation). If required by Landlord or Lender, Tenant shall obtain an environmental insurance policy for the Substitute Premises from a carrier, in an amount, and upon terms, satisfactory to Landlord and Lender;

(iv)  a copy of an as-built survey of the Substitute Premises certified to Lender, Landlord and the issuer of the title policy by a registered land surveyor licensed in the state in which the Substitute Premises are located (and acceptable to the Rating Agencies if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction), dated a date not earlier than thirty (30) days prior to the date of Substitution, in the same form and having the same content as the certification of the survey for the Withdrawn Premises, prepared in accordance with the then-current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description (metes and bounds) as the one contained in the title policy, and shall contain a certification that the Substitute Premises are not located in a flood zone;

(v)  a zoning opinion or letter from the local zoning authority confirming that the Substitute Premises are a legal conforming, or legal nonconforming, use;

(vi)  a permanent, unconditional certificate of occupancy for the Substitute Premises;

(vii)  valid certificates of insurance indicating that the requirements for the policies of insurance required under this Lease and the Loan documents have been satisfied with respect to the Substitute Premises, together with evidence of payment of all premiums for the existing policy period;

(viii)  an engineering report (in a form recognized and approved by the Rating Agencies if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction) from a nationally recognized engineering consultant (approved by the Rating Agencies if the Withdrawn Premises are encumbered by a Mortgage and the Loan secured by such Mortgage is part of a Secondary Market Transaction), dated not more than ninety (90) days prior to the date of the proposed Substitution, stating that the Substitute Premises and their use comply with all applicable requirements of law (including building and subdivision laws), and that the Substitute Premises are in good condition and repair and are free of damage or waste;

(ix)  an estoppel certificate certified to Landlord and Lender stating (1) that the Substitution Lease (or this Lease as amended pursuant to Section 20.1(f) hereof) is in full force and effect and is a valid and binding obligation of Tenant, (2) that there are no defaults under the Substitution Lease (or this Lease as amended pursuant to Section 20.1(f) hereof), (3) that Tenant has no defense or offset to the payment of rent under the Substitution Lease (or this Lease as amended pursuant to Section 20.1(f) hereof), (4) the dates of lease commencement, rent commencement and lease expiration, (5) that no rent has been paid for more than one (1) month in advance, (6) whether Tenant has any right or option of first offer or first refusal under the Substitution Lease (or this Lease as amended pursuant to Section 20.1(f) hereof), and (7) that Landlord has satisfied all requirements with respect to the delivery of the Substitute Premises and Tenant is in occupancy thereof;

(x)  if the Substitute Premises are to be encumbered by a Mortgage (or a comparable instrument under the Substitute Lease), a subordination, non-disturbance and attornment agreement with respect to the Substitution Lease (or this Lease as amended pursuant to Section 20.1(f) hereof) substantially in the form delivered in connection with the leasing of the Withdrawn Premises;

(xi)  a release of Lender and Landlord, and their respective officers, directors, employees and agents, from all claims and liability relating to the Withdrawn Premises through and including the date of the effecting of the Substitution; and

(xii)  such other and further approvals, opinions, documents and information in connection with the Substitution as Lender (or the Rating Agencies if the Withdrawn Premises are subject to a Mortgage and Loan secured by such Mortgage is part of a Secondary Market Transaction) may reasonably request.

(w)  Landlord and Lender, and their respective agents, shall be provided with full access to the Substitute Premises in order conduct their inspection of the Substitute Premises and perform their due diligence.

(x)  All of Tenant’s representations and warranties under this Lease shall be true and correct both at the time of the request for the proposed Substitution and as of the date of the Substitution.

(y)  The Substitute Premises shall be satisfactory to Landlord and Lender in their sole discretion.

(z)  In the event of a Substitution, as contemplated in this Article 20, Tenant shall cause "Exhibit B" attached to each lease in the then-current Cease Operations Lease Pool to be updated to reflect such Substitution or termination, as applicable.

ARTICLE XXI
FINANCIAL REPORTING/FINANCIAL COVENANT

21.1  Financial Reporting.    Tenant shall keep and maintain at all times complete and accurate books and records adequate to reflect clearly and correctly Tenant’s annual sales from the Premises. Tenant shall submit to Landlord and Lender, either in print or in electronic form, the following financial statements, all of which must be prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”): (i) quarterly financial statements for Tenant, within forty-five (45) days after the end of each fiscal quarter during the Term, and (ii) annual financial statements for Tenant, audited by an independent certified public accountant, together with the annual sales data from the Premises for the prior fiscal year, within ninety (90) days after the end of each fiscal year during the Term. In the event that Tenant shall become a publicly listed company and is required to file quarterly and annual statements with the SEC, then Tenant shall submit to Landlord and Lender, when filed with the SEC, copies of Tenant’s forms 10Q and 10K. Tenant also shall submit to Landlord and Lender quarterly and annual sales reports for the Premises within thirty (30) days after the end of each such period. Landlord agrees that the financial information delivered by Tenant to Landlord pursuant to this Section 21.1 shall be maintained by Landlord on a confidential basis; provided, however, that Landlord is expressly permitted to share GAAP compliant financial statements with respect to Tenant or any Affiliate(s) of Tenant with both potential purchasers of the Premises and institutional lenders, subject to such parties’ executing a confidentiality agreement reasonably acceptable to Tenant with respect to such information.

ARTICLE XXII
ECONOMIC INFEASIBILITY

22.1  Economic Infeasibility.    If at any time (i) after the third (3rd) anniversary of the date that the Premises commenced operations, and (ii) prior to the expiration of the Initial Term, Tenant determines, in its commercially reasonable discretion, that it is no longer economically feasible to conduct business at the Premises in connection with Tenant's overall corporate strategy, then Tenant may, (A) offer in writing (which offer may be rejected by Landlord pursuant to Section 22.1(a) hereof) to cause a Substitution pursuant to Article XX hereof (an “Economic Substitution Offer”), or (B) notify Landlord in writing of its election to terminate this Lease pursuant to Section 22.1(c) hereof (the “Tenant’s Economic Termination Notice”).

(a)  If Landlord and Lender shall not elect to accept Tenant’s Economic Substitution Offer, Landlord shall give notice thereof to Tenant within one hundred twenty (120) days after receipt of the Economic Substitution Offer. In such event, this Lease, and Tenant’s obligations hereunder, shall continue.

(b)  If Landlord and Lender accept the Economic Substitution Offer, the Substitution shall be made (i) pursuant to Article XX hereof, and (ii) within thirty (30) days after Tenant’s Economic Substitution Offer. This Lease shall remain in full force and effect with respect to the Premises unless and until the Substitution is completed.

(c)  Any Tenant’s Economic Termination Notice shall (i) specify the Base Rent payment date on which this Lease shall terminate (the “Economic Termination Date”), and (ii) acknowledge that such termination is conditioned upon Tenant’s payment to Landlord of the Economic Termination Payment (as hereinafter defined) on or before the Economic Termination Date. In such event, on the Economic Termination Date (A) Landlord shall be in receipt of the Economic Termination Payment, and (B) this Lease and the Term hereof shall terminate. The “Economic Termination Payment” shall be an amount equal to the sum of (i) the Base Rent and Additional Rent due under the Lease as of the Economic Termination Date, (ii) any other amounts due under the Lease as of the Economic Termination Date, (iii) the aggregate remaining Base Rent and Additional Rent payable by Tenant hereunder for the Initial Term (or any Option Period for which the Term has been extended), (iv) any out-of-pocket costs, charges or penalties (including prepayment or defeasance costs and penalties), if any, incurred by Landlord and Lender as a result of the prepayment or defeasance of the Note, and (v) any other amounts that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease. This Lease shall remain in full force and effect prior to the Economic Termination Date.

(d)  In the event of a Substitution, or a termination of this Lease, as contemplated in this Article 22, Tenant shall cause "Exhibit B" attached to each lease in the then-current Cease Operations Lease Pool to be updated to reflect such Substitution or termination, as applicable.

ARTICLE XXIII
MISCELLANEOUS

23.1  “Net” Lease.    Landlord and Tenant acknowledge and agree that both parties intend that this Lease shall be and constitute what is generally referred to in the real estate industry as a “triple net” or “absolute net” lease, such that Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Premises and the business operated thereon and therein, including, without limitation, all taxes and assessments, utility charges, insurance costs, maintenance costs and repair, replacement and restoration expenses (all as more particularly herein provided) together with any and all other assessments, charges, costs and expenses of any kind or nature whatsoever related to, or associated with, the Premises and the business operated thereon and therein; provided, however, that Landlord shall nonetheless be obligated to pay any debt service on any Mortgage encumbering Landlord’s fee simple interest in the Premises, and Landlord’s income taxes with respect to Rent received by Landlord hereunder and any taxes for which Tenant is not responsible as described in Section 5.1(f) hereof. Except as expressly hereinabove provided, Landlord shall bear no cost or expense of any type or nature with respect to, or associated with, the Premises. Landlord and Tenant agree that this Lease is intended to be a true operating lease and does not represent a financing arrangement. Each party shall use good faith efforts to reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with true operating lease treatment and will consider all necessary modifications in good faith to obtain such results.

23.2  Estoppel Certificates.

            (a)  Tenant shall from time to time, within fifteen (15) days after request by Landlord and without charge, give a Tenant Estoppel Certificate in the form attached hereto as Exhibit E-1 and containing such other matters as may be reasonably requested by Landlord to any Person specified by Landlord.

(b)  Landlord shall from time to time, within fifteen (15) days after request by Tenant and without charge, give a Landlord Estoppel Certificate in the form attached hereto as Exhibit E-2 and containing such other matters as may be reasonably requested by Tenant to any Person specified by Tenant.

23.3  Amended and Restated Lease.    Tenant covenants and agrees, within five (5) business days after the written request therefor from Landlord, to enter into an amended and restated lease with any successor, transferee or assignee of Landlord in the form attached hereto as Exhibit E, which is the same form as this Lease subject only to the exclusion of any provisions that pertain only to the Original Landlord.

23.4  No Partnership or Joint Venture.    Landlord shall not, by virtue of this Lease, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant’s business upon, within or from the Premises or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

23.5  Entire Agreement.    This Lease contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease shall not be changed, amended or modified except by a written instrument executed by Landlord and Tenant.

23.6  Waiver.     No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions.

23.7  Time.    Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

23.8  Costs and Attorneys’ Fees.    If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys’ fees, specifically including reasonable attorneys’ fees incurred in connection with any appeals (whether or not taxable as such by law). Landlord shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

23.9  Captions and Headings; Usage.    The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease. As used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

23.10  Severability.    If any provision of this Lease shall be deemed to be invalid, it shall be considered deleted therefrom and shall not invalidate the remaining provisions of this Lease.

23.11  Successors and Assigns.    The agreements, terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

23.12  Applicable Law.    This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Land is located.

23.13  Recordation of Memorandum of Lease.    At either party’s option, a short form memorandum of this Lease, in the form attached hereto as Exhibit G shall be recorded or filed among the appropriate land records of the County in which the Land is located, and Tenant shall pay the recording costs and any fees or taxes associated therewith. In the event of a discrepancy between the provisions of this Lease and such short form memorandum thereof, the provisions of this Lease shall prevail.

23.14  Waiver of Jury Trial.    TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD’S ACCEPTING THIS LEASE.

23.15  Counterparts.    This Lease may be executed in counterparts by the parties hereto and each shall be considered an original, but all such counterparts shall be construed together and constitute one Lease between the parties hereto.

23.16  Intentionally Omitted.

23.17  Tenant Merger.    Following any (i) merger or consolidation by Tenant with another Entity, (ii) sale of substantially all or substantially all of the assets or the equity ownership interests of Tenant to another Person, (iii) initial public offering of the securities of Tenant, or (iv) change in control of Tenant while its equity securities are listed on a public securities exchange or over-the-counter market, such surviving successor Person shall assume, observe and perform all of the terms and provisions of this Lease on the part of Tenant to be observed and performed from and after the date of such transaction.

23.18  Tax Treatment Disclosure.    Notwithstanding anything contained herein to the contrary, each party to this Lease (and each of its employees, representatives and other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of this Lease and all materials of any kind (including opinions and other tax analyses) that are provided to such party or parties relating to the tax treatment or tax structure of this Lease, except that such disclosure is not permitted to the extent necessary for each party to comply with the federal or state securities laws. This authorization is not intended to permit disclosure of any other information and materials relating to this Lease including, without limitation: (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this Lease, (ii) the identities of participants or potential participants in this Lease, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of this Lease), and (v) any other term or detail not relevant to the tax treatment or the tax structure of this Lease.

23.19  Specially Designated Nationals; Blocked Persons; Embargoed Persons.

(a)  Tenant represents and warrants to Landlord that (A) Tenant and each Person owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not currently a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (C) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (D) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (E) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any Person or government subject to trade restrictions under U.S. law, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)  Tenant covenants and agrees (A) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (B) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 23.19(b) or Section 23.19(c) hereof are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (C) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (D) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)  Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be an Event of Default. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any Person on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such Person shall be a material default of this Lease.

23.20  Notice of Material Debt Default.

Tenant hereby agrees to provide Landlord with prompt written notice in the event (i) Tenant shall be in default in the payment of any sums due under any debt of Tenant having an original principal amount of Five Million Dollars ($5,000,000.00) or greater (such debt, "Material Debt"), or (ii) any Material Debt is accelerated by the holder thereof due to a default thereunder by Tenant.

[ADD LOCAL LAW PROVISIONS PER LOCAL COUNSEL].

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed on or as of the day and year first above written.

SIGNATURES

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

EXHIBIT B

CEASE OPERATIONS LEASE POOL

EXHIBIT C

LEASEHOLD MORTGAGE SUBORDINATION, NON-DISTURBANCE AGREEMENT

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:
__________________________

__________________________

(Space Above For Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the ___ day of _____________, 200___, among ______________________, a ____________________ (together with its successors and/or assigns, the “Lender”), _______________________________________, a ____________________ (the “Tenant”) and ________________, a _____________, (the “Landlord”).

RECITALS

A.    Tenant is the tenant under a certain lease dated as of [____, 20__] with Landlord [as amended by that certain ________________________] (collectively, the “Lease”) of the premises described in the Lease and known as ____________, as more particularly described in Exhibit “A” attached hereto and made a part hereof the “Property”).

B.    This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Lender to Landlord, to be secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) to be recorded. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C.    Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord.

AGREEMENT:

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Tenant agrees that the Lease and the terms thereof (including Tenant's applicable right of first refusal and right of substitution) is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.    Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as no Event of Default (as defined in the Lease) shall have occurred and be continuing and Tenant’s right to possession of the Premises shall not have been terminated in accordance with the provisions of the Lease. So long as no Event of Default (as defined in the Lease) shall have occurred and be continuing and Tenant’s right to possession of the Premises shall not have been terminated in accordance with the provisions of the Lease. Tenant shall not be named as a party in any action by Lender to enforce such rights unless such joinder shall be required by law; provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s right of quiet possession and use of the Property, and any sale of the Property or other enforcement of such rights shall be made subject to all rights of Tenant under the Lease.

3.    Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.    Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)     liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) which are not of a continuing nature, or

(b)     subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)     bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord except to the extent received by Lender pursuant to the exercise of its remedies under its loan documents after default by Landlord (including, without limitation, the then defaulting Landlord), or

(d)     bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e)     accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)     bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender (except a surrender, termination, amendment or modification specifically provided for in the Lease, such as the exercise of a renewal option, which is permitted without the Lender’s consent).

5.     Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time, not to exceed thirty (30) days, as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to Force Majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, and at Lender’s cost and expense, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Subject to Paragraph 2 hereof, Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

6.     Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant has been advised that the interest of Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the owner of the Property.

Without further notice, Tenant will pay all Base Rent and Additional Rent (each as defined in the Lease) and other payments due under the Lease as directed in accordance with the Rent Direction Letter of even date herewith from Landlord to Tenant (the “Rent Direction Letter”), or as otherwise required pursuant to written notice from Lender given to Tenant not less than thirty (30) days prior to the due date of such payment. By executing and delivering this Agreement, Tenant hereby confirms that any notice requirements to be given by Lender to Tenant under the Lease for the purpose of granting rights to mortgagees under the Lease are fully satisfied. Landlord acknowledges that any payments made to Lender shall be deemed full performance of such obligation under the Lease.

7.    Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay Base Rent, Additional Rent and other amounts due under the Lease, to Lender in accordance with the terms of the Lease. Landlord agrees and consents to each such payment by Tenant.

8.    The Lease shall not be assigned by Tenant, modified, amended, surrendered or terminated without Lender’s prior written consent in each instance (except for a termination of the Lease that is specifically permitted in the Lease without Landlord’s or Lender’s consent).

9.    Any notice required or permitted to be given under this Agreement shall be deemed given if delivered personally to an officer or general partner of the party to be notified or sent by (a) United States registered or certified mail, postage prepaid, return receipt requested, or (b) national overnight courier service, as the case may be, at the following addresses:

If to Tenant:

________________________
________________________
________________________
________________________

with a copy to:
            ________________________

                         ________________________
          ________________________
          ________________________

If to Lender:
________________________
________________________
________________________
________________________

With a copy to:

________________________
________________________
________________________
________________________

If to Landlord:

________________________
________________________
________________________
________________________

with a copy to:

________________________
________________________
________________________
________________________

10.    The term “Lender” as used herein includes any successor or assign of the named Lender herein, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference herein to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

11.    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

12.    Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

13.    This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

14. The person executing this Agreement on behalf of Tenant, Lender and Landlord, as applicable, is each authorized by such party hereto to do so and execution hereof by such person is the binding act of, and enforceable against, Tenant, Lender and Landlord, as applicable.

[Remainder of page intentionally left blank.]

Witness the execution hereof as of the date first above written.

ADD SIGNATURE BLOCKS

EXHIBIT E-1

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (this “Certificate”) is given this __ day of ________, 200* by * (the “Tenant”) in favor of *, a * (the “Beneficiary”).

RECITALS:

A. Pursuant to the terms and conditions of that certain Lease Agreement (the Lease”) dated *, ______________ (the “Landlord”) leased to Tenant certain real property in * County, * (the “Premises”), which Premises are more particularly described in the Lease.

B. Pursuant to the terms and conditions of the Lease, the Beneficiary has requested that Tenant execute and deliver this Certificate with respect to the Lease.

NOW, THEREFORE, in consideration of the above premises, Tenant hereby makes the following statements for the benefit of the Beneficiary:

1.  The copy of the Lease attached hereto and made a part hereof as Exhibit A is a true, correct and complete copy of the Lease as amended to the date hereof, which Lease is in full force and effect as of the date hereof, and has not been modified or amended.

2.  The Lease sets forth the entire agreement between Landlord and Tenant relating to the leasing of the Premises, and there are no other agreements, written or oral, relating to the leasing of the Premises.

3.  There exists no uncured or outstanding defaults or Events of Default (as defined in the Lease) under the Lease, or events which, with the passage of time, and the giving of notice, or both, would be a default or Event of Default under the Lease, except as follows: ___________________.

4.  No notice of termination has been given by Landlord or Tenant with respect to the Lease, except as follows: __________________.

5.  All payments due Landlord under the Lease through and including the date hereof have been made, including the monthly installment of Base Rent (as defined in the Lease) for the period of _________________ to ________________ in the amount of $___________.

6.  As of the date hereof, the annual Base Rent under the Lease is $__________.

7.  There are no disputes between Landlord and Tenant with respect to any rental due under the Lease or with respect to any provision of the Lease, except as follows: _____________.

8.  Notwithstanding any provisions of the Lease to the contrary, Tenant hereby consents to the collateral assignment of the Lease by Landlord to the Beneficiary, and agrees that no terms and conditions of the Lease shall be altered, amended or changed as a result of such assignment.

9.  Tenant hereby agrees that from and after the date hereof copies of all notices which Tenant is required to deliver to Landlord under the Lease with respect to a default, Event of Default or failure to perform by Landlord under the Lease, shall be delivered to Beneficiary at the following address:

10.  Tenant represents and warrants that Tenant is in occupancy of the Premises pursuant to the Lease and Tenant has no offsets, counterclaims or defenses with respect to its obligations under the Lease, except as follows: _____________.

11.  Tenant understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate, and may rely thereon in connection with the collateral assignment of the Lease to Beneficiary.

IN TESTIMONY WHEREOF, witness the signature of Tenant as of the day and year first set forth above.

By:_________________________________
Name: ______________________________
Its: _________________________________

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this ___ day of ___________, 200_ by _________________, as _________________ of ____________, a ____________, on behalf of the _________. He/she is personally known to me or has produced ______________ as identification.

Print Name:
Notary Public, State of
Commission #:
My commission expires:
(NOTARY SEAL)

EXHIBIT E-2

LANDLORD ESTOPPEL CERTIFICATE

THIS LANDLORD ESTOPPEL CERTIFICATE (this “Certificate”) is given this __ day of ________, 200__ by ______________, a _____________ (the “Landlord”) in favor of ___________, a ____________________ (the “Beneficiary”).

RECITALS:

A. Pursuant to the terms and conditions of that certain Lease Agreement dated *, ______________, as amended (the Lease”), Landlord leased to ___________________, a _________________________ (the “Tenant”), certain real property in _________ County, ____________ (the “Premises”), which Premises are more particularly described in the Lease.

B. Pursuant to the terms and conditions of the Lease, Beneficiary has requested that Landlord execute and deliver this Certificate with respect to the Lease.

NOW, THEREFORE, in consideration of the above premises, Tenant hereby makes the following statements for the benefit of Beneficiary:

1.  The copy of the Lease attached hereto and made a part hereof as Exhibit A is a true, correct and complete copy of the Lease as amended to the date hereof, which Lease is in full force and effect as of the date hereof, and has not been modified or amended.

2.  The Lease sets forth the entire agreement between Landlord and Tenant relating to the leasing of the Premises, and there are no other agreements, written or oral, relating to the leasing of the Premises.

3.  To Landlord's knowledge without investigation, there exists no uncured or outstanding default or Event of Default (as defined in the Lease) under the Lease, except as follows: ___________________.

4.  No notice of termination has been given by Landlord or Tenant with respect to the Lease, except as follows: __________________.

5.  Base Rent (as defined in the Lease) is payable in the monthly amount of $___________.

6.  As of the date hereof, the annual Base Rent under the Lease is $__________ has been paid through ___________, ___, 20__.

7.  Landlord understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate, and may rely thereon in connection with the collateral assignment of the Lease to Beneficiary.

                   B-2-

IN TESTIMONY WHEREOF, witness the signature of Landlord as of the day and year first set forth above.

By: _____________________________
Name: __________________________
Its: _____________________________

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this ___ day of ___________, 200_ by _________________, as _________________ of ____________, a ____________, on behalf of the _________. He/she is personally known to me or has produced ______________ as identification.

________________________________
Print Name: _______________________
Notary Public, State of _______________
Commission #: _____________________
My commission expires: ______________
(NOTARY SEAL)

EXHIBIT F

FORM OF AMENDED AND RESTATED LEASE

EXHIBIT G

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of this ____ day of _______, 200*, by and between ________________, a ___________, whose address is ___________, as Landlord, and *, a *, whose address is *, as Tenant.

W I T N E S S E T H:

THAT, Landlord and Tenant have heretofore entered into a certain Lease Agreement dated *, 200*, as amended (the “Lease”), covering certain premises consisting of, among other things, certain real property located in * County, * more particularly described on Exhibit A attached hereto upon which there is constructed and located certain improvements (together the “Premises”), and

WHEREAS, it is the desire of both Landlord and Tenant to memorialize the Lease and set forth certain pertinent data with respect thereto,

NOW THEREFORE, with respect to the Lease, Landlord and Tenant hereby acknowledge and agree as follows:

1.    Demise. The Premises have been and are hereby demised, let and leased by Landlord to Tenant, and taken and accepted by Tenant from Landlord, all pursuant to and in accordance with the Lease.

2.    Term. The Initial Term of the Lease is from _________ __, 2006, until __________ __, 2026. Tenant has the right, privilege and option to renew and extend the Initial Term of the Lease for up to five (5) additional periods of five (5) years each, subject to the provisions and conditions of the Lease.

3.    Possession. Landlord has delivered possession of the Premises to Tenant and Tenant has accepted delivery and taken possession of the Premises from Landlord.

4.    Liens on Landlord’s Interest Prohibited. By the terms of the Lease, Landlord’s interest in the Premises may not be subjected to liens of any nature by reason of Tenant’s construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, including those arising in connection with or as an incident to the renovation of the improvements located on the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, without limitation, mechanics’ and materialmen’s liens. Accordingly, all persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, renovation, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any mechanics’ or materialmen’s lien or claim of lien.

5.    Subordination and Attornment. The Lease specifically provides that the Lease and Tenant’s leasehold interest in and to the Premises are junior, inferior, subordinate and subject in all respects to any mortgage, deed of trust or deed to secure debt now or hereafter in force and effect upon or encumbering the Premises or any portion thereof, provided that Tenant’s possession and use of the Premises are recognized and not disturbed by the holder or beneficiary thereunder or its successor or assigns except upon the occurrence and continuance of an Event of Default (as defined in the Lease) and termination of Tenant’s right to possession of the Premises in accordance with the provisions of the Lease. Tenant shall, and has agreed to, attorn to any successor of the interest of Landlord under the Lease, including the purchaser at any foreclosure sale occasioned by the foreclosure of any such mortgage, deed of trust or deed to secure debt, for the balance of the Term of the Lease remaining at the time of the succession of such interest to such successor.

6.    Inconsistent Provisions. The provisions of this Memorandum constitute only a general description of the content of the Lease with respect to matters set forth herein. Accordingly, third parties are advised that the provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Memorandum, the provisions of the Lease shall take precedence and prevail over the provisions of this Memorandum.

7. Termination of Lease. All rights of Tenant in the Premises shall terminate upon the expiration or earlier termination of the Lease, which may be evidenced by a written notice of such expiration or termination recorded or filed by Landlord among the appropriate land records of the County in which the Premises are located.

8. Right of First Refusal. Pursuant to the terms of the Lease, Tenant has a first right of refusal to purchase the Premises as set forth therein.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed on or as of the day and year first above written.

[ADD SIGNATURE BLOCKS]

STATE OF ___________

COUNTY OF _________

The foregoing instrument was acknowledged before me this __ day of ______, 200__ by _______________, as ____________ of _____________________, a ________, on behalf of the _____________. He/she is personally known to me or has produced _________ as identification.

_________________________________
Print Name: ________________________
Notary Public, State of ________________
Commission #: ______________________
My commission expires: _______________
(NOTARY SEAL)

STATE OF _____________

COUNTY OF ___________

The foregoing instrument was acknowledged before me this __ day of ______, 200__ by _______________, as ____________ of _____________________, a ________, on behalf of the _____________. He/she is personally known to me or has produced _________ as identification.

________________________________
Print Name: _______________________
Notary Public, State of _______________
Commission #: _____________________
My commission expires: ______________
(NOTARY SEAL)